EXECUTION COPY

                            ASSET PURCHASE AGREEMENT

                           dated as of March 19, 1999,

                                  by and among

                          JBL SCIENTIFIC INCORPORATED,

                                 as the Seller,

                               GENTA INCORPORATED,

                          as Shareholder and Guarantor,

                                       and

                             JBL ACQUISITION CORP.,

                                  as the Buyer

                                TABLE OF CONTENTS

                                                                        Page

ARTICLE I PURCHASE AND SALE OF ASSETS.....................................2
     1.1         Defined Terms............................................2
     1.2         Purchased Assets.........................................2
     1.3         Excluded Assets..........................................4
     1.4         Closing..................................................5
     1.5         Assets Not Assignable....................................5

ARTICLE II PURCHASE PRICE.................................................6
     2.1         Payment of the Purchase Price............................6
     2.2         Post-Closing Adjustment to Preliminary Purchase Price....6
     2.3         Purchase Price Allocation................................8
     2.4         Sales and Transfer Taxes.................................8
     2.5         Prorations...............................................8

ARTICLE III LIABILITIES...................................................8
     3.1         Assumption of Liabilities................................8
     3.2         Non-Assumption of Liabilities............................9
     3.3         Employee Benefit Plans...................................9

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE SELLER AND SHAREHOLDER..10
     4.1         Ownership, Organization and Qualification...............10
     4.2         Authorization...........................................10
     4.3         Enforceability..........................................10
     4.4         Conflicting Obligations.................................10
     4.5         Subsidiaries............................................11
     4.6         Title to Assets.........................................11
     4.7         Third Party Consents....................................11
     4.8         Organizational Documents................................11
     4.9         Financial Statements....................................11
     4.10        Real Property; Leases...................................11
     4.11        Personal Property.......................................12
     4.12        All Necessary Assets....................................12
     4.13        Receivables.............................................12
     4.14        Inventories.............................................13
     4.15        Intellectual Property...................................13
     4.16        Insurance...............................................15
     4.17        Permits.................................................15
     4.18        Material Contract.......................................16
     4.19        Litigation..............................................17
     4.20        Compliance With Law.....................................17
     4.21        Environmental Matters...................................17


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     4.22        Contingent and Undisclosed Liabilities..................18
     4.23        Tax Matters.............................................19
     4.24        Employees; Labor Matters................................19
     4.25        Employee Benefit Plans..................................20
     4.26        Products Liability......................................21
     4.27        Product Warranty........................................21
     4.28        Events Subsequent to Latest Fiscal Year End.............21
     4.29        Customers and Suppliers.................................23
     4.30        Brokerage...............................................23
     4.31        Affiliate Transactions..................................24
     4.32        Guaranties..............................................24
     4.33        Investment..............................................24
     4.34        Commission Filings......................................24
     4.35        Amersham Termination....................................25
     4.36        Representations and Warranties True and Correct.........25

ARTICLE V REPRESENTATIONS OF THE BUYER...................................25
     5.1         Ownership, Organization and Qualification...............25
     5.2         Authorization...........................................25
     5.3         Enforceability..........................................26
     5.4         Conflicting Obligations.................................26
     5.5         Litigation..............................................26
     5.6         Brokerage...............................................26

ARTICLE VI COVENANTS OF THE SELLER AND THE SHAREHOLDER...................26
     6.1         Access..................................................26
     6.2         Operation of Business...................................27
     6.3         Preservation of Business................................27
     6.4         Insurance and Maintenance of Property...................27
     6.5         Compliance with Laws....................................27
     6.6         Supplemental Disclosure.................................27
     6.7         Fulfill Conditions......................................28
     6.8         Employees...............................................28
     6.9         Release of Liens........................................28
     6.10        Change of Corporate Name................................28
     6.11        Documents of Transfer...................................28
     6.12        Nondisclosure and Noncompetition Agreement..............28
     6.13        Other Deliveries........................................28
     6.14        Collection of the Receivables...........................29
     6.15        Exclusive Dealing.......................................29
     6.16        Further Assurances......................................29
     6.17        Brokerage...............................................30
     6.18        Quality Assurance Agreement.............................30
     6.19        Intellectual Property Assignments.......................30
     6.20        Lipid License Agreement.................................30
     6.21        Biogenex License Agreement..............................30


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     6.22        Note....................................................30
     6.23        On-Site Contamination...................................31
     6.24        The Seller's Welfare Plans..............................31
     6.25        The Seller's 401(k) Plan................................31

ARTICLE VII COVENANTS OF THE BUYER.......................................32
     7.1         Certified Resolutions...................................32
     7.2         Assignment, Bill of Sale and Assumption Agreement.......32
     7.3         Nondisclosure and Noncompetition Agreement..............32
     7.4         Quality Assurance Agreement.............................32
     7.5         Lipid License Agreement.................................32
     7.6         Note....................................................32
     7.7         Lease...................................................32
     7.8         Employees...............................................32
     7.9         Preservation of Records.................................33
     7.10        Uncollectible Receivables...............................33
     7.11        Access to Property......................................33
     7.12        The Buyer's 401(k) Plan.................................34
     7.13        The Buyer's Welfare Plans...............................34
     7.14        Employment Terms and Benefits after the Closing Date....35
     7.15        Product Liability Claims................................35
     7.16        Minimum Net Book Value..................................35

ARTICLE VIII CONDITIONS OF THE BUYER'S OBLIGATION TO CLOSE...............35
     8.1         Representation and Warranties...........................35
     8.2         Performance of Covenants and Obligations................36
     8.3         Proceedings and Instruments Satisfactory................36
     8.4         Adverse Change..........................................36
     8.5         No Litigation...........................................36
     8.6         Consents, Approvals, Certifications, Licenses
                    and Permit...........................................36
     8.7         Good Standing Certificates..............................36
     8.8         Opinion of Counsel......................................36
     8.9         Due Diligence...........................................37
     8.10        Approval by the Shareholder's Shareholders..............37
     8.11        Lease...................................................37

ARTICLE IX CONDITIONS TO THE SELLER'S OBLIGATION TO CLOSE................37
     9.1         Representations and Warranties..........................37
     9.2         Performance of Covenants and Obligations................37
     9.3         Proceedings and Instruments Satisfactory................37
     9.4         No Litigation...........................................37
     9.5         Opinion of Counsel......................................38

ARTICLE X INDEMNIFICATION BY SELLER AND SHAREHOLDER......................38
     10.1        Indemnification.........................................38
     10.2        Procedures for Making Claims............................38


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     10.3        Participation in Defense of Third Party Claims..........39
     10.4        Survival of Representations and Indemnification.........39
     10.5        Limitations on Indemnifiable Damages....................40
     10.6        Offset..................................................40
     10.7        Other Indemnification Provisions........................40

ARTICLE XI INDEMNIFICATION BY BUYER......................................41
     11.1        Indemnification.........................................41
     11.2        Procedures for Making Claims............................41
     11.3        Participation in Defense of Third Party Claims..........42
     11.4        Survival of Indemnification.............................42
     11.5        Limitations on Indemnifiable Damages....................43
     11.6        Offset..................................................43
     11.7        Other Indemnification Provisions........................43

ARTICLE XII TERMINATION..................................................44
     12.1        Rights to Terminate.....................................44
     12.2        Effects of Termination..................................44

ARTICLE XIII GUARANTEE...................................................44
     13.1        Guarantee by the Shareholder............................44
     13.2        Guarantee by Promega....................................45

ARTICLE XIV DEFINITIONS..................................................45
     14.1        Certain Defined Terms...................................45
     14.2        Interpretation..........................................53
     14.3        Other Terms.............................................53

ARTICLE XV MISCELLANEOUS.................................................53
     15.1        Survival of Representations and Warranties..............53
     15.2        Benefit and Assignment..................................53
     15.3        Governing Law...........................................53
     15.4        Expenses................................................53
     15.5        Notices.................................................53
     15.6        Counterparts............................................54
     15.7        Headings................................................54
     15.8        Amendment, Modification and Waiver......................54
     15.9        Entire Agreement........................................54
     15.10       Third-Party Beneficiaries...............................55
     15.11       Publicity...............................................55


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EXHIBITS:
     Exhibit A-1    Form of Legal Opinion of Kramer Levin Naftalis & Frankel LLP
     Exhibit A-2    Form of Legal Opinion of Sinsheimer, Schiebelhut & Baggett
     Exhibit A-3    Form of Legal Opinion of Michael Best & Friedrich LLP
     Exhibit B      Form of Assignment, Bill of Sale and Assumption Agreement
     Exhibit C-1    Form of Seller Intellectual Property Assignment
     Exhibit C-2    Form of Shareholder Intellectual Property Assignment
     Exhibit D      Summary of Lease Terms
     Exhibit E      Form of Lipid License Agreement
     Exhibit F      Form of Nondisclosure and Noncompetition Agreement
     Exhibit G      Form of Note
     Exhibit H      Form of Quality Assurance Agreement

SCHEDULES:
     Schedule 1.2(e) - Real Estate
     Schedule 1.2(f) - Equipment
     Schedule 1.2(g) - Vehicles
     Schedule 1.3(h) - Shareholder  Tangible  Personal  Property
     Schedule 1.3(n) - Excluded  Assets
     Schedule 2.3 - Purchase Price  Allocation
     Schedule 4.5 -  Subsidiaries
     Schedule 4.7 - Third Party  Consents
     Schedule 4.8 -  Organization  Documents
     Schedule 4.9 -  Financial Statements
     Schedule 4.10(a) - Real Estate
     Schedule 4.11 - Personal Property
     Schedule 4.13 - Receivables
     Schedule 4.15(b) - Infringement of Intellectual Property
     Schedule 4.15(c) - Patents
     Schedule 4.15(d) - Permits
     Schedule 4.15(e) -  Misappropriation
     Schedule 4.16(a) - Insurance  Policies
     Schedule 4.16(c) - Insurance  Claims
     Schedule 4.16(d) -  Self-Insurance
     Schedule 4.17 - Permits
     Schedule 4.18 - Material  Contracts and Other Descriptions and Lists
     Schedule 4.19 - Litigation
     Schedule 4.20 - Compliance  With Law
     Schedule 4.21(a) - Environmental Compliance
     Schedule 4.21(c) - Environmental Litigation
     Schedule 4.21(d) - Disposal  Practices
     Schedule 4.24(a) - Employees
     Schedule 4.25(a) - Employee Benefit Plans
     Schedule 4.25(g) - Family and Medical  Leave Act
     Schedule 4.28 - Subsequent  Events


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     Schedule 4.29 - Customers  and Suppliers
     Schedule 4.30 - Brokerage
     Schedule 4.31 - Affiliate  Transactions
     Schedule 4.33 - Bank Accounts;  Power of Attorney; Other
     Schedule 7.8 - Retained Employees


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

                            ASSET PURCHASE AGREEMENT


            THIS ASSET PURCHASE AGREEMENT (this "Agreement") is entered into as of the 19th day of March, 1999, by and among JBL ACQUISITION CORP., a Wisconsin corporation (the "Buyer"), JBL SCIENTIFIC INCORPORATED, a California corporation (the "Seller"), and GENTA INCORPORATED, a Delaware corporation, being the sole shareholder of the Seller (the "Shareholder").

                                    RECITALS

            WHEREAS, the Seller is engaged in the development, manufacture and sale of specialty chemical products, including DNA reagents used in the synthesis of oligomers (the "Business");

            WHEREAS, the Seller leases and uses certain real property and owns, leases and uses certain tangible and intangible assets used in the Business, including, without limitation, intellectual property, buildings and improvements, machinery and equipment, vehicles, inventory, contract rights and prepaid expenses and receivables;

            WHEREAS, the Buyer desires to purchase all of the assets related to the Business other than the Excluded Assets referred to below and to assume only certain specific liabilities associated with the Business, and the Seller desires to sell and transfer to the Buyer those assets and liabilities, while retaining environmental and all other liabilities, all as more fully set forth below;

            WHEREAS, the Shareholder, in consideration of the sale of those assets and the assumption of those liabilities, agrees to be party to the Agreement and to guarantee the Seller's performance and each and every obligation of the Seller under this Agreement and the transactions contemplated hereby; and

            WHEREAS, Promega Corporation, a Wisconsin corporation ("Promega"), in consideration of the purchase of those assets and the assumption of those liabilities, is willing to guarantee the Buyer's payment of the Purchase Price (as defined by below), including the payments of obligations under the Note, the Buyer's obligations under the Lease (as defined below) and the Buyer's obligations under the Quality Assurance Agreement.

            NOW, THEREFORE, in consideration of the foregoing recitals and the mutual agreements and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Buyer, Promega, the Seller and the Shareholder, hereby agree as follows:

                                    ARTICLE I

                           PURCHASE AND SALE OF ASSETS

            1.1 Defined Terms. Capitalized terms used herein have the meanings set forth in Section 13.1.

            1.2 Purchased Assets. Subject to the terms and conditions of this Agreement, and in reliance upon the representations, warranties, covenants and agreements made in this Agreement by the Buyer, the Seller and the Shareholder
(1) the Buyer shall purchase, accept and acquire from the Seller, and the Seller shall sell, transfer, convey, assign and deliver to the Buyer, all of its right, title and interest in and to the assets and properties of the Seller (but excluding Excluded Assets) used or held in the conduct of or in connection with the Business, whether tangible or intangible, real, personal or mixed, and wherever located (the "Seller Purchased Assets"), and (2) the Buyer shall purchase, accept and acquire from the Shareholder, and the Shareholder shall sell, transfer, convey, assign and deliver to the Buyer, all of its right, title and interest in and to the assets and properties of the Shareholder specified in
Section 1.2(o) (the "Shareholder Purchased Assets"; together with the Seller Purchased Assets, the "Purchased Assets"). The Purchased Assets include, without limitation, the Seller's or, in the case of Section 1.2(o), the Shareholder's right, title and interest in and to the following, except as otherwise provided in Sections 1.3, 1.5 and 3.3.

          (a)  All  Intellectual   Property  of  the  Seller  and  all  goodwill
               associated with the foregoing, all goodwill associated with respect thereto, licenses and sublicenses granted and obtained with respect thereto and rights thereunder, remedies against infringements thereof and rights to protection of interests therein under the laws of all jurisdictions;

          (b) All retail and non-retail inventories of the Seller of whatever kind, including, without limitation, merchandise, supplies, accessories, finished goods, work-in-process and raw materials (the "Inventories");

          (c) All present and future rights of the Seller to payment for goods sold or services rendered whether or not earned by performance, including, without limitation, trade and other accounts receivable, all notes receivable and all other amounts receivable (the "Receivables");

          (d) All prepaid expenses, advance payments, deposits and rights to receive discounts, refunds, rebates, awards and the like;

          (e) All leaseholds and subleaseholds, and improvements, fixtures and appurtenances thereto, including, without limitation, leases relating to the parcels of land with the legal description of which is described on Schedule 1.2(e) attached hereto (collectively, the "Real Estate");

          (f)  All  equipment   (building  or  office),   machinery,   reactors,
               lyophilizers,   chemical  manufacturing  equipment,   prototypes,
               parts, components,  projects in process,


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

               furniture, appliances, artwork, computers, computer terminals and printers, telephone systems, telecopiers and photocopiers, office supplies and office equipment and other tangible personal property of every kind and description, which are owned or leased by the Seller, or are utilized in connection with the operations of the Business upon or within the Real Estate, including, without limitation, those items listed on Schedule 1.2(f) attached hereto, but excluding the Inventories and the Vehicles (the "Equipment");

          (g) All motor vehicles, including, without limitation, those listed on Schedule 1.2(g) attached hereto (the "Vehicles");

          (h) All contracts, leases, subleases, arrangements, commitments and other agreements of the Seller (other than the Granada Leases), including, without limitation, all customer agreements, vendor agreements, purchase orders, installation and maintenance agreements, hardware lease or rental agreements, contract claims and all other arrangements and understandings related to the Business, including, without limitation, those items which are listed on Schedule 4.18 (the "Contracts");

          (i) All qualifications, registrations, filings, privileges, franchises, immunities, licenses, permits, authorizations and approvals issued by Governmental Authorities to the Seller which are used or required in order for the Seller to own and operate the Business, including, without limitation, all certificates of occupancy and certificates, licenses and permits relating to zoning, building, housing, safety, Environmental Laws, fire and health (the "Permits");

          (j)  All Records;

          (k) All sales, marketing and expansion plans, strategic plans, projections, studies, reports and other documents and data (including, without limitation, creative materials, advertising and promotional matters and current and past lists of customers, suppliers, vendors and sources) related to the Business, and all training materials and marketing brochures related to the Business;

          (l)  The Seller's goodwill related to the Business;

          (m) All of the Seller's rights and remedies, under warranty or otherwise, against a manufacturer, vendor or other Person for any defects in any Purchased Asset;

          (n) All deposits held by the Seller with respect to services to be performed or products to be delivered after the Closing;

          (o) All patents, patent applications and other Intellectual Property of the Shareholder set forth in the Intellectual Property Assignment made by the Shareholder in favor of the Buyer;

          (p) All other properties, assets and rights of every kind, character or description which


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


               are owned by the Seller and which are not Excluded Assets; and

          (q) All causes of action, choses in action and rights of recovery with respect to any of the foregoing.

            1.3 Excluded Assets. The Purchased Assets shall not include, and the Seller shall retain, the following assets (the "Excluded Assets"):

          (a)  The Seller's rights under this Agreement;

          (b)  The  Seller's  minute  books,   stock  record  books,   corporate
               franchise  and   authorizations  to  do  business  as  a  foreign
               corporation and tax returns;

          (c)  The Seller's cash and cash equivalents;

          (d)  The Seller's environmental policies and procedures;

          (e)  All bank or investment accounts of the Seller;

          (f) All causes of action, choses in action and rights of recovery that may arise in connection with the discharge by the Seller of any Excluded Liability or rights of recovery or contribution in respect of any Excluded Liability;

          (g) Any claims of the Seller for refunds of income and other taxes attributable to periods prior to the closing;

          (h)  All  tangible   personal  property  of  the  Shareholder  in  the
               possession of the Seller, all of which is listed on Schedule 1.3(h);

          (i)  All Records relating to Excluded Assets or Excluded Liabilities;

          (j) Any Intellectual Property and know-how related to therapeutic applications of antisense technology, including but not limited to, manufacturing, storage, packaging, handling, distribution and quality control information related to compound G3139; control oligonucleotides related to G3139; phosphorothioates and modified backbone structures and components thereof related to G3139; analytical testing and control information relating to such compounds; stability information and information relating to preclinical and clinical development and testing of such compounds; and all written Records pertaining to the above;

          (k)  The Granada Leases;

          (l)  Employee-related assets not being assumed by the Buyer;

          (m)  All insurance policies of the Seller;


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

          (n)  All assets listed on Schedule 1.3(n); and

          (o)  All rights and obligations under the Granada Leases.

            Nothing in this Section 1.3 shall prevent the concurrent use of know-how by the Buyer to the extent such know-how is necessary and sufficient for the Buyer to assume control of and to conduct the Business.

            1.4 Closing. The closing (the "Closing") of the purchase and sale of the Purchased Assets shall take place at 10:00 a.m., local time, on the Closing Date, at the offices of Michael Best & Friedrich LLP, One South Pinckney Street, Suite 700, Madison, Wisconsin 53703, or at such other time and place as may be mutually agreed to by the Buyer and the Seller. The "Closing Date" means the second business day following the satisfaction or waiver of all conditions to the obligations of the parties to consummate the transactions contemplated hereby (other than conditions with respect to action the respective parties will take at the Closing), or such other date as may be mutually agreed to by the Buyer and the Seller. The Closing shall be effective as of 12:01 a.m. on the Closing Date; provided, however, that the Buyer shall have no further obligation under this Agreement if the conditions set forth in Article VIII have not been satisfied by the Seller or expressly waived by the Buyer on or before May 15, 1999.

             1.5 Assets Not Assignable.

            (a) To the extent that any interest in any of the Purchased Assets is not capable of being assigned, transferred or conveyed without the consent, waiver or authorization of any Person and that consent, waiver or authorization is not obtained, or if such assignment, transfer or conveyance or attempted assignment, transfer or conveyance would constitute a breach of any Contract or other Purchased Asset, or a violation of any law, statute, decree, rule, regulation or other governmental edict or is not immediately practicable, notwithstanding anything to the contrary contained herein, this Agreement shall not constitute an assignment, transfer or conveyance of such interest, or an attempted assignment, transfer or conveyance of such interest (such interests being hereinafter collectively referred to as "Restricted Interests"). The entire beneficial interest in any Purchased Assets subject to a restriction as described above, and any other interest in such Purchased Assets, which are transferable notwithstanding such restriction, shall be transferred from the Seller to the Buyer as provided in this Section 1.5.

            (b) Anything in this Agreement to the contrary notwithstanding, the Seller shall not be obligated to transfer to the Buyer any Restricted Interests without the Buyer or the Seller first having obtained all consents, waivers and authorizations necessary for such transfers. In consultation with the Buyer as to the practicalities of proposed actions, the Seller shall use its reasonable efforts to assist the Buyer in obtaining such consents, waivers and authorizations and to resolve any impracticalities of assignment referred to in
Section 1.5(a) hereof.

            (c) To the extent that the consents, waivers and authorizations referred to in Section 1.5(a) hereof are not obtained by the Buyer or the Seller, or until the impracticalities of transfer referred to therein are resolved, the Seller shall use reasonable efforts to (i) provide to the Buyer, at the request of the Buyer and at the Seller's expense, the benefits of any Restricted

Interests, (ii) cooperate in reasonable and lawful arrangements designed to provide such benefits to the Buyer and (iii) enforce, at the request of the Buyer for the account of the Buyer, any rights of the Seller arising from any Restricted Interests (including the right to elect to terminate in accordance with the terms thereof upon the request of the Buyer).

                                   ARTICLE II

                                 PURCHASE PRICE

             2.1 Payment of the Purchase Price.

            (a) The payment by the Buyer to the Seller for the Purchased Assets on the Closing Date (the "Preliminary Purchase Price") shall be SIX MILLION TWO HUNDRED THOUSAND DOLLARS ($6,200,000) payable on the Closing Date in the following manner:

                     (i) The delivery of the Note in an aggregate principal amount of ONE MILLION TWO HUNDRED THOUSAND DOLLARS ($1,200,000);

                     (ii) TWO HUNDRED FIFTY THOUSAND DOLLARS ($250,000) of the Preliminary Purchase Price (the "Adjustment Amount") shall be retained by the Buyer until any adjustment to the Preliminary Purchase Price is determined in accordance with Section 2.2; and

                     (iii) The balance of the Preliminary Purchase Price shall be paid in cash to the Seller.

             (b) The amounts paid in cash pursuant to Section 2.1(a) shall be by wire transfer of same-day funds to an account designated in writing to the Buyer by the Seller prior to the Closing.

             2.2 Post-Closing Adjustment to Preliminary Purchase Price.

             (a) Purchase Price Adjustment. The Preliminary Purchase Price assumes the Net Book Value of the Purchased Assets on the Closing Date will be at least $1,768,000 (the "Estimated Net Book Value"). The Preliminary Purchase Price shall be reduced on a dollar-for-dollar basis by the amount that the actual Net Book Value of the Purchased Assets determined as of the Closing Date and reflected on the Closing Balance Sheet (the "Final Net Book Value") is less than the Estimated Net Book Value. The Preliminary Purchase Price, as reduced by this Section 2.2, is the "Purchase Price."

             (b) Net Book Value. As used herein, the term "Net Book Value" shall mean the book value of the Purchased Assets calculated in accordance with GAAP on a basis consistent with the preparation of the Financial Statements less the value of the Operating Accruals; provided, however, the Purchased Assets acquired pursuant to the Biogenex License Agreement shall not include any increases in the assets attributable to any payments made under such license after December 31, 1998; provided, further, such definition is modified as to Inventories as set forth in the following sentence. Inventories shall be valued on the basis of the lower of cost (first-in, first-out) or market in accordance with GAAP, excluding the following: (a) all slow-moving, obsolete or damaged merchandise included in reserves established on a basis consistent with the Inventories shown on the Latest Balance Sheet; (b) items with an expiration date prior to the twelve month anniversary of the Closing Date; (c) products that do not meet current quality standards and specifications of the Seller; and (d) finished goods in quantities on hand in excess of quantities sold in the twenty-four (24) preceding months up to and including the Closing Date.

             (c) Closing Balance Sheet. Within sixty (60) days after the Closing Date, the Buyer shall cause Ernst & Young LLP (the "Buyer's Accountants") to prepare a draft audited balance sheet of the Business as of the close of business on the Closing Date in accordance with GAAP applied on a basis consistent with the preparation of the Financial Statements (the "Closing Balance Sheet"). The Closing Balance Sheet shall consist solely of those Purchased Assets and the Operating Accruals normally included in the Seller's historical balance sheets. For purposes of measuring the carrying value of any element of the Closing Balance Sheet, the assets and liabilities referred to above will be presented as though the transactions contemplated herein had not occurred and in accordance with GAAP consistently applied by the Seller.

             (d) Dispute Resolution. The Closing Balance Sheet and any supporting documentation may be reviewed by a firm of independent certified public accountants selected by the Seller (the "Seller's Accountants"). In connection with the preparation of the Closing Balance Sheet, the Buyer's Accountants shall conduct a physical count of the Inventories as of the Closing Date. The Seller's Accountants may audit the work papers used in the preparation of the Closing Balance Sheet, and the Seller shall grant the Buyer's Accountants full access to all work papers and other documents and information and to all personnel as may be reasonably requested. If the Seller has any objection to the draft Closing Balance Sheet, it shall deliver a detailed statement describing its objection to the Buyer within thirty (30) days after receiving the draft Closing Balance Sheet. The Buyer and the Seller shall meet (if necessary) in an attempt to stipulate to the purchase price adjustment described in Section 2.2(a) (or stipulate to such portion thereof with respect to which there is no dispute). If the parties do not agree upon a final resolution within fifteen
(15) days after the Buyer has received the Seller's objections, the Buyer's Accountants and the Seller's Accountants shall mutually select a third firm of independent public accountants (the "Dispute Accountants") to resolve any remaining objections. The determination of the Dispute Accountants shall be binding on the parties. The Buyer and the Seller shall pay equally all fees and expenses of the Dispute Accountants. No party may unreasonably withhold its consent to the appointment as Dispute Accountants of a firm of independent accountants suggested by another party.

            (e) Modification of the Closing Balance Sheet. If the Buyer and the Seller agree upon a change to the Closing Balance Sheet, or the Dispute
Accountants determines that a change should be made to the Closing Balance Sheet, the Buyer shall promptly cause the Buyer's Accountants to modify appropriately the Closing Balance Sheet. All references in this Agreement to the Closing Balance Sheet, other than in Section 2.2(c), 2.2(d) and 2.2(e), shall be to the Closing Balance Sheet as initially prepared by the Buyer and accepted by the Seller, or to the Closing Balance Sheet as modified by the Seller pursuant to agreement of the Buyer and the Seller or a determination of the Dispute Accountants, as applicable.

            (f) Payment of Purchase Price Reduction. After the Closing Balance Sheet is in final form, if the Final Net Book Value reflected on the Closing Balance Sheet is less than the Estimated Net Book Value, then the Buyer shall retain such difference from the Adjustment Amount. If the Final Net Book Value as of the Closing Date is greater than the Estimated Net Book Value, no adjustment shall be made. After deducting any adjustments to the Preliminary Purchase Price as set forth in this
Section 2.2(f), the Buyer shall pay the remainder of the Adjustment Amount to the Seller in same day funds on the day following the date the Closing Balance Sheet is in final form. In the event of a dispute regarding the Closing Balance Sheet, any undisputed amounts shall be promptly paid, and any disputed amounts shall be promptly paid upon resolution of the dispute.

            2.3 Purchase Price Allocation. The parties agree to allocate the Purchase Price as set forth on Schedule 2.3 for all federal, state and local income tax purposes (including IRS Form 8594), and will not take any inconsistent or contrary position therewith for any other purpose.

            2.4 Sales and Transfer Taxes. The Seller shall pay any and all transfer, sales, purchase, use, value added, excise or similar tax imposed under the laws of the United States, or any state or political subdivision thereof, which arises out of the transfer by the Seller to the Buyer of any of the Purchased Assets.

             2.5 Prorations.

            (a) Real and personal property taxes for the Purchased Assets for 1999 shall be prorated on the Closing Date based upon the taxes assessed for 1999; but if the taxes assessed for 1999 are not known on the Closing Date, such taxes shall be prorated based upon the taxes assessed for 1998 and shall be re-prorated within ten (10) days after the 1999 tax assessment and rate shall become available with appropriate payment made.

            (b) The Seller shall order final readings for utility services, such as gas, electricity, water and sewer services, as of the Seller's close of business on the day before the Closing Date, and prorated charges for such utility services shall be reflected on the Closing Balance Sheet.

                                   ARTICLE III

                                   LIABILITIES

            3.1 Assumption of Liabilities. As additional consideration for the Purchased Assets, the Buyer shall, on the Closing Date, by its execution and delivery of the Assignment, Bill of Sale and Assumption Agreement, assume and agree to pay when due and perform when required only the following (the "Assumed Liabilities"):

              (a) all current liabilities of the Seller classified as trade payables or operating accruals as set forth on the face of the Closing Balance Sheet (rather than in any notes thereto);

              (b) all written and oral obligations of the Seller under the Contracts which constitute Purchased Assets and all obligations under written and oral Contracts entered into by the Seller in the Ordinary Course of Business between the date of this Agreement and the Closing Date and which do not violate any covenant in this Agreement, but as to any obligation, only to the extent that payment is for goods, services or other consideration to another party that are delivered, performed or provided on or after the Closing Date; and

              (c) accrued vacation owing to employees of the Seller up to a maximum of four weeks per employee.

provided, however, that the Buyer shall not assume any obligation to the extent the existence thereof violates or is in breach of any of the representations, warranties and covenants of the Seller or the Shareholder in this Agreement.

            3.2 Non-Assumption of Liabilities. Except only as expressly provided in Section 3.1, the Buyer shall not be responsible for, assume, pay, perform, discharge, or accept any liabilities, debts or obligations of the Seller of any kind whatsoever, whether actual, contingent, accrued, known or unknown, including, without limitation, any relating to interest-bearing debt, intercompany indebtedness owing from the Seller to the Shareholder, notes to Affiliates or other related Persons, interest and termination penalties on indebtedness, taxes, employee compensation, severance, pension, profit-sharing, vacation in excess of four weeks per employee, health insurance, disability insurance or other employee benefit plans and programs, worker's compensation, breach or negligent performance of any contract, or breach of warranty relating thereto, liabilities resulting from breach of contract, torts (including, without limitation, product liability claims), illegal activity, unlawful employment or business practice, infringement of intellectual property rights, claim for environmental liability or remediation or any other liability or obligation whatsoever. All such non-assumed liabilities, debts and obligations (collectively, the "Excluded Liabilities") shall remain the responsibility of the Seller which shall pay and discharge the same when and as due.

            3.3 Employee Benefit Plans. The Buyer shall not assume, honor or accept any employee benefit plan or stock option plan of the Seller, including but not limited to any employee pension benefit plan within the meaning of
Section 3(2) of ERISA. Except for the obligation of the Buyer with respect to accrued vacation set forth in Section 3.1(c) and except for liabilities resulting from any failure by the Buyer to meet its obligations under Sections
7.8 or 7.13 of this Agreement, the Seller shall be solely responsible for satisfying all obligations (whether arising under federal, state or local law, or pursuant to contract) which may arise or which may have arisen prior to the Closing, in connection with the employment by the Seller of the Seller's employees, the creation, funding or operation of any of the Seller's employee benefit plans that cover any of the Seller's employees, or which may arise as a result of the transactions described in this Agreement, but excluding any liabilities incurred by the Seller as a result of the Buyer's failure to meet its obligations under Sections 7.8 or 7.13 of this Agreement.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

                          OF THE SELLER AND SHAREHOLDER

            In order to induce the Buyer and Promega to enter into this Agreement, the Seller and the Shareholder, jointly and severally, make the following representations and warranties to the Buyer and Promega (which representations and warranties shall survive the Closing to the extent provided in Section 10.4), each of which shall be deemed to be independently material and relied upon by the Buyer and Promega, regardless of any investigation made by, or information known to, the Buyer and Promega. Any matter described on the disclosure schedules attached hereto and incorporated herein shall be set forth with reference to each separate Section of this Agreement to which the matter relates.

            4.1 Ownership, Organization and Qualification. The Seller and the Shareholder are corporations duly incorporated and in good standing under the laws of the State of California and the State of Delaware, respectively, have not filed articles of dissolution and have a perpetual period of existence. Each of the Seller and the Shareholder are qualified to transact business as a foreign corporation in the jurisdictions where it is required to be so qualified, except where such failure to be qualified would not result in a Material Adverse Effect.

            4.2 Authorization. The Seller and the Shareholder have all necessary power and authority to enter into and perform the transactions contemplated hereby in accordance with the terms and conditions hereof. The execution and delivery of this Agreement, and the performance by the Seller of each of its obligations contained herein, have been duly approved by the Board of Directors of the Seller and the Shareholder, and by the Shareholder, in its capacity as sole shareholder of the Seller. No other corporate authorization by either the Seller or the Shareholder (including, without limitation, approval by the Shareholder's shareholders) is required for the execution and delivery of this Agreement or the performance by each of the Seller and the Shareholder of its obligations hereunder.

            4.3 Enforceability. Assuming the execution and delivery by the Buyer and Promega have been duly authorized, this Agreement and all other agreements of the Seller or the Shareholder contemplated hereby are or, upon the execution and delivery thereof will be, the valid and binding obligations of the Seller and the Shareholder, respectively, enforceable against them in accordance with their terms.

            4.4 Conflicting Obligations. The execution and delivery of this Agreement does not, and the consummation of the sale and purchase of the Purchased Assets will not: (a) conflict with or violate any provisions of the certificate of incorporation or bylaws of each of the Seller or the Shareholder, as amended and in effect on and as of the date hereof and on and as of the Closing Date; (b) conflict with or violate any provisions of, or result in the maturation or acceleration of, any obligations under any contract, agreement, instrument, document, lease, license, permit, indenture, or obligation, or any law, statute, ordinance, rule, regulation, code, guideline, order, arbitration award, judgment or decree, to which the Seller or the Shareholder is subject or to which the Seller or the Shareholder is a party; or (c) violate any restriction or limitation, or result in the termination or loss of any right (or give any third Person the right to cause such termination or loss), of any kind to which the Seller or the Shareholder is bound, except, with respect to clauses
(b) and (c), where such conflict, violation or loss would not result in a Material Adverse Effect on the Business.

            4.5 Subsidiaries. Except as set forth on Schedule 4.5, the Seller owns no stock or other securities of nor has any investment in any corporation, joint venture, partnership or other business enterprise. The Seller has no Subsidiaries.

            4.6 Title to Assets. The Seller has good title to all of the Seller Purchased Assets and the Shareholder has good title to all of the Shareholder Purchased Assets, in each case, free and clear of any Lien (other than Permitted Liens).

            4.7 Third Party Consents. Except as set forth on Schedule 4.7, no third party consents, approvals or authorizations are necessary for the execution and consummation of the transactions contemplated hereby, nor are any such consents, approvals or authorizations required in order for any of the Purchased Assets, including without limitation, the Contracts and the Permits, to be assigned to the Buyer.

            4.8 Organizational Documents. Attached as Schedule 4.8 are true, correct and complete copies of the certificate of incorporation and bylaws of the Seller and the Shareholder, in each case as amended and in effect on and as of the date hereof.

            4.9 Financial Statements. Attached as Schedule 4.9 are complete copies of the unaudited financial statements (including December 31, 1998 balance sheets and statements of earnings and cash flow) of the Seller for each of its last three fiscal years ending December 31 through and including December 31, 1998 (the "Latest Fiscal Year End"), and a complete copy of the unaudited financial statements (including balance sheets and statement of earnings and cash flow) of the Seller for the 2-month period ending February 28, 1999 (the "Latest Balance Sheet Date") (collectively, the "Financial Statements"). The Financial Statements have been prepared in accordance with GAAP maintained and applied on a consistent basis throughout the indicated periods, and fairly present in all material respects the financial condition and results of operation of the Seller at the dates and for the relevant periods indicated. True and correct copies have been delivered to Buyer of all written reports submitted to the Seller or the Shareholder by the Shareholder's auditors since January 1, 1994, relating to the findings of audits or examination of the books and records of the Seller and the Shareholder; provided, that such written reports shall be redacted so that they shall include only those items related to the Seller.

            4.10 Real Property; Leases. The Seller does not own any real property. Schedule 4.10(a) sets forth a true and correct summary description of all Real Estate leased or rented by the Seller. The description of each parcel of Real Estate describes such parcel fully and adequately. To the Knowledge of the Seller and the Shareholder, except as set forth on Schedule 4.10(a), all buildings, structures and other improvements on the Real Estate are free of defects that would result in loss to the Business in excess of $25,000. The use and operation of the Real Estate conform to all applicable building, zoning, safety, and other laws, statutes, ordinances, rules, regulations, codes, licenses, material permits, and all other restrictions and conditions, except where the failure to conform would not result in a Material Adverse Effect. To the Knowledge of the Seller and the Shareholder, no portion of any of the Real Estate is located in a flood plain, flood hazard area or designated wetlands area. Except as set forth on Schedule 4.10(a), neither the Seller nor the Shareholder has received any written notice of, and neither the Seller nor the Shareholder has Knowledge of, any assessments for public improvements against the Real Estate or any written order by any Governmental Authority, any insurance company which has issued to the Seller or the Shareholder a policy with respect to any parcel of Real Estate or any board of fire underwriters or other body exercising similar functions that: (i) relates to material violations of building, safety or fire ordinances or regulations which have not been remediated; (ii) claims any material defect or deficiency with respect to any parcel of Real Estate which has not been remediated; or (iii) requests the performance of any repairs, alterations or other work to or in any parcel of Real Estate or in the streets bounding the same that have not yet been performed. Neither the Seller nor the Shareholder has made any arrangements with any Governmental Authority for the deferral of taxes or assessments for any parcel of Real Estate. To the Knowledge of the Seller and the Shareholder, there is no condemnation, expropriation, eminent domain or similar proceeding affecting all or any portion of the Real Estate pending or threatened. Except where the Seller is lessee, to the Knowledge of the Seller and the Shareholder, there are no leases, subleases, licenses, concessions or other agreements (written or oral) granting to any Person the right to use or occupy any portion of each parcel of Real Estate. Except as set forth on Schedule 4.10(a), to the Knowledge of the Seller and the Shareholder, there are no outstanding options or rights of first refusal to purchase any parcel of Real Estate or any portion thereof or interest therein.

            4.11 Personal Property. Schedule 4.11 sets forth all items of personal property of the Seller which have a book value or current estimated market value in excess of $25,000. Except for such personal property as has been disposed of in the Ordinary Course of Business since the Latest Balance Sheet Date, the Seller owns all property reflected on the Latest Balance Sheet, and will own all property reflected on the Closing Balance Sheet. All tangible personal property of the Seller is located upon the Seller's premises, except items in transit or as set forth on Schedule 4.11. To the Knowledge of the Seller and the Shareholder, all such property set forth on Schedule 4.11 is in good condition and repair (normal wear and tear excepted).

            4.12 All Necessary Assets. The Purchased Assets constitute all of the material assets which are used in, and all of the assets which are necessary for, the conduct of the Business, as presently conducted and presently is proposed to be conducted, subject to Section 1.5.

            4.13 Receivables. All of the Receivables (a) have arisen and will arise solely from bona fide transactions in the Ordinary Course of Business and are not and will not be subject to counterclaim or set-off and are not or will not be otherwise in dispute and (b) are, and as of the Closing Date will, be good and collectible in full (less only the allowance for doubtful accounts receivable as set forth on the Latest Balance Sheet), and will be collected (less only such allowance) within 120 days following the Closing Date. Schedule 4.13 contains a true and correct aging list of Receivables as of March 18, 1999, specifying the date of original invoice and current payment status of each Receivable.

            4.14 Inventories. The Inventories of the Seller have been valued at the lower of cost or market. The values at which Inventories are reflected on the Financial Statements have been determined on a first-in-first-out basis in accordance with GAAP consistently applied for all periods. The Inventories which consist of work-in-process are being completed on schedule and there are no forfeitures, chargebacks or penalties which have been or will be incurred due to the failure of the Seller to complete the work-in-progress in a timely manner. None of the Inventories have been consigned to others, nor is any inventory consigned to the Seller. All of the Inventories are located at San Luis Obispo, California.

             4.15 Intellectual Property.

            (a) The Seller owns or has the right to use pursuant to license, sublicense, agreement, or permission all Intellectual Property necessary for the operation of the Businesses. Each item of Intellectual Property owned or used by the Seller immediately prior to the Closing hereunder which constitute Purchased Assets will be owned or available for use by the Buyer on identical terms and conditions immediately subsequent to the Closing hereunder. To the Knowledge of the Seller and the Shareholder, the Seller has taken all necessary action to maintain and to protect each item of Intellectual Property that it owns or uses which constitute Purchased Assets, including, but not limited to, payment of any and all maintenance fees and annuities.

            (b) The Seller has not interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property of any Person and, except as set forth on Schedule 4.15(b), neither the Shareholder nor the Seller has received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation of any Intellectual Property of any other party, including, but not limited to, any claim that the Seller must license or refrain from using any Intellectual Property of any third party.

            (c) Schedule 4.15(c) identifies each patent or registration which has been issued to the Seller with respect to any of its Intellectual Property, identifies each pending patent application or application for registration which the Seller has made with respect to any of its Intellectual Property, and identifies each license, agreement, or other permission which the Seller has granted to any third party with respect to any of its Intellectual Property (together with any exceptions). The Seller has delivered to the Buyer correct and complete copies of all such patents, registrations, applications, licenses, agreements, and permissions (as amended to date) and has made available to the Buyer correct and complete copies of all other written documentation evidencing ownership and prosecution (if applicable) of each such item. Schedule 4.15(c) identifies each trade name or unregistered trademark used by the Seller in connection with any of its businesses. With respect to each item of Intellectual Property required to be identified in Schedule 4.15(c):

                     (i) the Seller  possesses all right,  title and interest in and to the item, free and clear of any Lien, license, or other restriction;

                     (ii) the item is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

                     (iii) no action, suit, proceeding,  hearing, investigation, claim, or demand is pending or, to the Knowledge of the Seller and the Shareholder, is threatened which challenges the legality, validity, enforceability, use, or ownership of the item; and

                     (iv) the  Seller  has not  entered  into any  agreement  to indemnify any Person for or against any interference, infringement, misappropriation, reexamination, opposition or other conflict with respect to the item.

             (d) Schedule 4.15(d) identifies each and every material item of Intellectual Property (excluding commercially available computer software) that any third party owns or licenses and that the Seller uses pursuant to license, sublicense, agreement, or permission. The Seller has delivered to the Buyer correct and complete copies of all such licenses, sublicenses, agreements, and permissions (as amended to date). With respect to each item of Intellectual Property required to be identified in Schedule 4.15(d), except as stated in
Schedule 4.15(d):

                     (i) the license, sublicense, agreement, or permission covering the item is legal, valid, binding, enforceable, and in full force and effect;

                     (ii) the license, sublicense, agreement, or permission will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby (including the assignments and assumptions referred to in Section 1.2 above);

                     (iii) to the  Knowledge of the Seller and the  Shareholder,
              no party to the license, sublicense, agreement, or permission is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification, or acceleration thereunder;

                     (iv) no party to the  license,  sublicense,  agreement,  or permission has repudiated any provision thereof;

                     (v) to the  Knowledge  of the Seller  and the  Shareholder,
              with respect to each sublicense, the representations and warranties set forth in subsections (i) through (iv) above are true and correct with respect to the underlying license;

                     (vi) the underlying  item of  Intellectual  Property is not subject to any outstanding injunction, judgment, order, decree, ruling or charge;

                     (vii) no action, suit, proceeding,  hearing, investigation, claim, or demand is pending or, to the Knowledge of the Seller and the Shareholder, is threatened which challenges the legality, validity, or enforceability of the underlying item of Intellectual Property; and

                     (viii) the  Seller  has never  granted  any  sublicense  or similar right with respect to the license, sublicense, agreement, or permission.

            (e) Except as set forth on Schedule 4.15(e), neither the Seller nor the Shareholder have any Knowledge of any products, inventions or procedures of competitors which reasonably could or do infringe or misappropriate any Intellectual Property of the Seller. The Seller has not given formal or informal notice of infringement or sent a demand to "cease and desist" to any Person.

             4.16 Insurance.

            (a) General. Schedule 4.16(a) lists and contains a description of each policy of insurance owned by the Seller currently in effect (including without limitation, policies for fire and casualty, liability, worker's compensation, business interruption, umbrella coverage, products liability, medical, disability and other forms of insurance) specifying the insurer, amount of coverage, type of insurance, policy number, deductible limits and any pending claim in excess of $5,000, whether or not covered by insurance (the "Insurance"). True and complete copies of each policy of Insurance have been previously delivered to Buyer. The Insurance is in full force and effect, all premiums with respect thereto covering all periods up to and including the date hereof have been paid, and no notice of cancellation or termination has been received by the Seller with respect to any such policy. To the Knowledge of the Seller and the Shareholder, the Insurance is sufficient for compliance with all requirements of law and with all agreements to which the Seller is a party. The Seller has not received any notice from or on behalf of any insurance carrier issuing any such policy that: (i) insurance rates will hereafter be substantially increased; (ii) that there will hereafter be no renewal of any such policy; or (iii) that alteration of any personal or real property or purchase of additional equipment, or modification of any method of doing business, is required or suggested.

            (b) Denials of Coverage. The Seller has not been refused any insurance with respect to the Seller's assets or operations, nor has the Seller's coverage been limited by any insurance carrier to which it has applied for or with which it has carried insurance.

            (c) Claims. Schedule 4.16(c) sets forth a list of and summary of information pertaining to, all claims (other than workers' compensation claims) of property damage and personal injury or death against the Seller which are currently pending or were made during the preceding three (3) fiscal years or the current fiscal year. Except as set forth on Schedule 4.16(c), all of such claims are fully satisfied or are being defended by an insurance carrier and involve no exposure to the Seller (other than deductibles).

            (d) Self-Insurance. Schedule 4.16(d) describes any self-insurance programs relating to the Business.

            4.17 Permits. The Seller possesses all Permits (including, without limitation, occupancy permits for real estate and permits required pursuant to Environmental Law) as are necessary for the consummation of the transactions contemplated hereby or the conduct of its business or operations, except where the failure to hold such Permits would not have a Material Adverse Effect on the Business. Schedule 4.17 sets forth a list of all Permits and true and complete copies of each written document evidencing or affecting any Permits have been previously delivered to the Buyer. The Seller is in compliance with the terms and conditions of all Permits, except where such noncompliance would not result in a Material Adverse Effect.

             4.18 Material Contract. Schedule 4.18 lists the following contracts and other agreements to which the Seller is a party:

             (a) Leases. All leases of real or personal property, excluding the leases described in Schedule 4.10(a) hereof;

             (b) Purchase and Sale Orders. All written and oral agreements, including purchase orders, relating to the purchase or sale of products, services or supplies by the Seller other than (i) any such agreements which have been completely performed and (ii) individual purchase or sales orders issued in the Ordinary Course of Business for amounts in each case not in excess of $10,000 individually;

             (c) Certain Agreements. All of the following described types of agreements or documents: (i) distributorship, sales representative or similar agreements; (ii) license, royalty or similar agreements; (iii) service or maintenance; (iv) protective services or security; and (v) commission or other contingent agreements pursuant to which the Seller's obligation to make payments is in excess of $10,000 per year, or pursuant to which the Seller's obligation to make contingent payments is dependent upon sales, revenues, income, success or other performance standard;

             (d) Other Financial Obligations. All other written and oral agreements or commitment which requires the Seller to pay or expend, after the Closing, more than $10,000 in the aggregate of all such instances with the same or related parties;

             (e)  Capital   Expenditures.   All  outstanding  written  and  oral
commitments by the Seller to make a capital expenditure, capital addition or capital improvement in excess of $10,000;

             (f) Employment Contracts. All written and oral employment, bonus, incentive compensation, profit sharing, stock option, salary-continuation or other fringe benefit agreements, other than those disclosed in Schedule 4.25(a), currently in effect or to become effective, or under which any amounts remain unpaid, on the date of this Agreement or to become payable or effective after the date of this Agreement;

             (g) Non-Compete Covenants. All written and oral covenants not to compete, non-solicitation covenants and non-disclosure covenants in favor of the Seller, or binding upon or against the Seller;

             (h) Discounts. All agreements, arrangements or programs pursuant to which the Seller has offered, promised or made available to its customers any volume discount, rebate, credit or allowance; and

            (i) Non-Ordinary Course Agreements. All other contracts, agreements and arrangements binding upon the Seller and which was made or entered into either other than in the Ordinary Course of Business or the performance of which involves consideration in excess of $10,000.

The Seller has delivered to the Buyer a correct and complete copy of each written agreement listed on Schedule 4.18 (as amended to date) and a written summary setting forth the material terms and conditions of each oral agreement which involve amounts in excess of $10,000 as referred to in Schedule 4.18. With respect to each such agreement: (i) the agreement is legal, valid, binding, enforceable, except as enforceability may be limited by (A) bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors' rights generally or (B) general principles of equity, whether considered in a proceeding in equity or at law, and in full force and effect; and (ii) no party is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification or acceleration under the agreement; and (iii) no party has repudiated any provision of the agreement.

            4.19 Litigation. Except as set forth on Schedule 4.19 or Schedule 4.21(a), there is not now, and there has not been within the last three (3) years, any litigation, claim, proceeding or investigation pending, or, to the Seller's or the Shareholder's Knowledge, threatened against or relating to the Seller, its properties or the Business, or the ability to perform its obligations under this Agreement. Schedule 4.19 sets forth, with respect to each item described thereon, the name or title of the action (and parties or potential parties thereto), a description of the nature of the action or claim, and an estimate of the maximum liability of the Seller in the event of an adverse result. Except as so described, neither the Seller nor the Shareholder have Knowledge of any facts or circumstances which reasonably could be expected to ripen into litigation, proceeding or investigation that would result in a Material Adverse Effect. Except as described on Schedule 4.19, there is no outstanding order, decree or stipulation issued by any Governmental Authority to which the Seller is a party or subject and which adversely affects or may adversely affect its properties, business or prospects.

            4.20 Compliance With Law. Except as set forth on Schedule 4.21(a), the conduct of the Business does not violate, nor is the Seller in default under, any law, statute, ordinance, rule, regulation, code, license, permit, guideline, order, arbitration award, judgment or decree, and Buyer will not after the Closing incur any Liability or obligation as a result of any such violation or default existing at the Closing or arising or accruing thereafter but based upon conditions existing at the Closing, except where such violation or default would not have a Material Adverse Effect on the Business. Except as set forth on Schedule 4.20, no material expenditures are anticipated which are necessary or appropriate for the continuation of the Business in compliance with any such law, statute, rule, regulation, code, license, permit, guidelines, order, arbitration award, judgment or decree.

             4.21 Environmental Matters.

             (a)  Environmental  Compliance.  Except  as set  forth in  Schedule
4.21(a),   (i)  the  Seller  is
in material compliance with all applicable Environmental Laws and to the Knowledge of the Seller and the Shareholder, the Leased Property is in material compliance with all applicable Environmental Laws; (ii) the Seller has furnished or made available to the Buyer and Promega all communications (either written or oral) received by the Seller or the Shareholder from a Governmental Authority or other Person which alleges that the Seller, the Shareholder or the Leased Property is not in material compliance with any applicable Environmental Law;
(iii) to the Knowledge of the Seller and the Shareholder, neither the Seller nor the Shareholder is under investigation by any Governmental Authority for the failure to comply in all material respects with any Environmental Law; (iv) neither the Seller nor the Shareholder is required to take on behalf of the Business or at the Real Estate, any Remedial Action by any Governmental Authority or Environmental Law; and (v) to the Knowledge of the Seller and the Shareholder, neither the Seller nor the Shareholder has made any statements, warranties, or representations in any documents submitted to any Governmental Authority or submittal created pursuant to an obligation imposed by Environmental Law containing any untrue statement of material fact or omitting any statement of material fact which render the statements made misleading in connection with any Environmental Law.

            (b) Environmental Permits. The Seller and the Shareholder have obtained all Environmental Permits necessary for the Seller's operations on the Leased Property, and all such Environmental Permits are in good standing.

            (c) Pending Litigation. Except as set forth in Schedule 4.21(c), to the Knowledge of the Seller and the Shareholder, there is no Environmental Claim pending or threatened against the Seller or the Shareholder in connection with the Leased Property or the Business, operations or actions of the Seller. Neither the Seller nor the Shareholder has received any notice of any past, present or future event, condition, circumstance, activity, practice, incident, action or plan which may give rise to any Environmental Claim based on or related to the Leased Property.

            (d) Disposal Practices. Except as set forth in Schedule 4.21(d), to the Knowledge of the Seller and the Shareholder, neither the Seller, the Shareholder nor any other Person has arranged for the disposal, treatment or recycling of, or transported for disposal, treatment or recycling of any Environmental Material, including, but not limited to, any Hazardous Waste, PCB-containing Material, petroleum substance (including crude oil or any fraction thereof), or petroleum product from the Leased Property to any other location which has been identified on the National Priority List (NPL), CERCLIS or state equivalent lists. To the knowledge of the Seller and the Shareholder, no Environmental Materials have, in a manner that violates any Environmental Laws, been transported from the Leased Property for purposes of disposal.

            4.22 Contingent and Undisclosed Liabilities. The Seller has no Liabilities, whether such Liabilities are now known or unknown, fixed or contingent, of any nature whatsoever, except: (i) those fully reflected or reserved against on the face of the Latest Balance Sheet (rather than in any notes thereto); (ii) those fully disclosed in this Agreement and the Schedules hereto; or (iii) Liabilities which do not result in a Material Adverse Effect.

             4.23 Tax Matters.

            (a) The Seller has filed all Tax Returns that it was required to file. All such Tax Returns were correct and complete in all respects. All Taxes owed by the Seller (whether or not shown on any Tax Return) have been paid. The Seller is not currently the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by an authority in a jurisdiction where the Seller does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Liens on any of the assets of the Seller that arose in connection with any failure (or alleged failure) to pay any Tax.

            (b) The Seller has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, creditor, stockholder, or other third party.

             4.24 Employees; Labor Matters.

             (a) Schedule 4.24(a) lists each of the following:

              (i) (A) all officers and directors of the Seller; (B) the names and current annual salary rates (and bonus, incentive or commission arrangements) of all full-time and part-time employees and agents of the Seller; (C) all loans made by the Seller to its employees and a statement of the terms thereof; and (D) a list of all of the Seller's employees who are currently laid-off or on parental, disability or other leave; and

              (ii) All employees who are expected, as of the Closing Date, to have earned but unused vacation and other personal days (or earned but unpaid vacation pay in lieu thereof), together with an estimate of the dollar amount thereof.

             (b) The Seller is not a party to any collective bargaining agreement or bound to any other agreement with a labor union. The labor relations of the Seller are satisfactory in that there has not been within the preceding three (3) fiscal years of the Seller and the current fiscal year, nor is there currently, any strike, walkout or work stoppage; nor, to the Seller's and the Shareholder's Knowledge, is any such action threatened. Neither the Seller nor the Shareholder has been notified of any proceedings pending for certification or representation before the National Labor Relations Board nor, to the Seller's and the Shareholder's Knowledge, has there been any attempt within the preceding three (3) fiscal years or the current fiscal year to organize the employees of the Seller into a collective bargaining unit. To the Knowledge of the Seller and the Shareholder, there is no investigation pending, nor is there any uncorrected or unresolved citation, complaint or charge issued, by any agency responsible for administering or enforcing laws relating to labor relations, employee safety or health, fair labor standards and equal employment opportunity nor, to the Knowledge of the Seller and the Shareholder, is any such proceeding threatened.

             4.25 Employee Benefit Plans.

            (a) General. Schedule 4.25(a) sets forth a true and complete list and brief description of each "employee pension benefit plan" (as defined in Section 3(2) of ERISA), each "employee welfare benefit plan" (as defined in
Section 3(1) of ERISA) and each and every other employee benefit plan maintained or contributed to, or required to be contributed to, by the Seller for the benefit of any officers or employees, current or former, active or inactive, of the Business, whether on an active or frozen basis (all the foregoing being herein called "Benefit Plans"). The Seller does not have any formal plan or commitment, whether legally binding or not, to modify or change any existing Benefit Plan that would affect any employee or former employee of the Seller. True, complete and correct copies of the following have been previously delivered to the Buyer: (i) each Benefit Plan, including any amendments thereto;
(ii) the most recent Form 5500 or Form 5500-C filed with the IRS with respect to each Benefit Plan (if any such report was required), (iii) the most recent summary plan description together with each subsequent summary of material modifications required under ERISA with respect to each Benefit Plan; (iv) each trust agreement or other funding arrangement relating to each Benefit Plan which is an employee pension benefit plan as defined in Section 3(2) of ERISA (hereinafter "Pension Plan"); and (v) all currently effective IRS rulings or determination letters relating to each Pension Plan.

            (b) PBGC. No Pension Plan is subject to Title IV of ERISA and there are no facts which might give rise to any liability of the Seller under Title IV of ERISA or which could reasonably be anticipated to result in any claims being made against the Seller by the Pension Benefit Guaranty Corporation with respect to any Pension Plan. For purposes of the preceding sentence and Section 4.25(e) hereof, the term "Seller" shall also include any entity which is under common control or affiliated with the Seller, within the meaning of Section 4001(b)(1) of ERISA, and the rules and regulations promulgated thereunder and/or Sections 414(b), (c), (m) or (o) of the Code, and the rules and regulations promulgated thereunder.

            (c) Post-Retirement Benefits. Except as disclosed on Schedule 4.18 or Schedule 4.25(a), no Benefit Plan provides benefits, including without limitation, death, disability, or medical benefits (whether or not insured), with respect to current or former employees of the Business beyond their retirement or other termination of service other than (i) coverage mandated by applicable law, or (ii) death benefits or retirement benefits under any Pension Plan.

            (d) COBRA. Each "group health plan" (within the meaning of Section 5000(b)(1) of the Code) maintained by the Seller that covers or has covered employees of the Business, as of the first day of each such group health plan's first plan year beginning on or after July 1, 1986, has been administered in compliance with the continuation coverage requirements initially enacted as a part of the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") and as formerly provided under Section 162(k) of the Code and as currently provided under Sections 601 through 609 of ERISA and Section 4980B of the Code and any regulations promulgated or proposed under any of those Code or ERISA sections, except where a failure to administer any such group health plan in compliance with such laws and regulations would not have a Material Adverse Effect.

            (e) Multiemployer Plans. At no time has the Seller been required to contribute to, or incurred any withdrawal liability (within the meaning of Section 4201 of ERISA) to any Benefit

Plan which is a multiemployer plan as defined in Section 3(37) of ERISA and no event has occurred that could result in any liability of the Seller to any multiemployer plan.

            (f) Foreign Employees. No current officers or employees, active or inactive, of the Business regularly work at a location outside the United States.

            (g) Family and Medical Leave. Except as disclosed on Schedule 4.25(g), on the date hereof, no employees of the Seller are inactive or are on a leave of absence covered by the Family and Medical Leave Act of 1993, P.L. 103-3.

            4.26 Products Liability. To the Knowledge of the Seller and the Shareholder, there exists no defect in the design or manufacture of any of the Seller's products and there is no pending or threatened action, suit, inquiry, proceeding or investigation by or before any Person relating to any product alleged to have been manufactured, distributed or sold by the Seller to others, and alleged to have been defective or improperly designed or manufactured or in breach of any express or implied product warranty ("Products Liability"). There exists no pending or, to the Knowledge of the Seller or the Shareholder, threatened, Products Liability claims. To the Knowledge of the Seller and the Shareholder, there is no valid basis for any such suit, inquiry, action, proceeding, investigation or claim. The Seller does not have any Liability (and there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any Liability) arising out of any injury to individuals or property as a result of the ownership, possession, or use of any product manufactured, sold, leased or delivered by the Seller. The Seller is insured, and has been insured continuously for the past five years against product liabilities, in accordance with the insurance policies identified on Schedule 4.16(a) (including a statement of the name of the insurer, the type of policy, the amounts of coverage and the applicable deductible limits).

            4.27 Product Warranty. All product warranties given by the Seller in connection with the Business: (a) limit the remedy available to Seller's customers to the replacement of the warranted goods by Seller, or alternatively, a refund of the sales price of such goods to customer; (b) expressly disallow claims for incidental or consequential damages; and (c) expressly disclaim all other warranties not expressly stated therein, whether express or implied, including warranties of merchantability, fitness for a particular purpose.

            4.28 Events Subsequent to Latest Fiscal Year End. Except as set forth on Schedule 4.28, since the Latest Fiscal Year End, the Seller has operated in the Ordinary Course of Business and there has not been any Material Adverse Effect. Without limiting the generality of the foregoing, since that date, except as set forth on Schedule 4.28:

            (a) The Seller has not sold, leased, transferred, or assigned any of its assets, tangible or intangible, other than sales of Inventory in the Ordinary Course of Business or which would not result in a Material Adverse Effect on the Business;

            (b) The Seller has not entered into any agreement, contract, lease or license (or series of related agreements, contracts, leases, and licenses) either involving more than $10,000 or outside the Ordinary Course of Business;

            (c) No party (including the Seller) has accelerated, terminated, modified, or cancelled any agreement, contract, lease, or license (or series of related agreements, contracts, leases, or licenses) involving more than $10,000 individually to which the Seller is a party or by which it is bound;

            (d) The Seller has not made any capital expenditure (or series of related capital expenditures) either involving more than $25,000 individually or outside the Ordinary Course of Business;

            (e) The Seller has not made any capital investment in, any loan to, or any acquisition of the securities or assets of, any other Person (or series of related capital investments, loans, and acquisitions) either involving more than $25,000 individually or outside the Ordinary Course of Business;

            (f) The Seller has not issued any note, bond, or other debt security or created, incurred, assumed, or guaranteed any indebtedness for borrowed money or capitalized lease obligation;

            (g) The Seller has not delayed or postponed the payment of accounts payable and other Liabilities outside the Ordinary Course of Business;

            (h) The Seller has not cancelled, compromised, waived, or released any right or claim (or series of related rights and claims);

            (i) The Seller has not granted any license or sublicense of any rights under or with respect to any of its Intellectual Property;

            (j) There has been no change made or authorized in the certificate of incorporation or bylaws of the Seller;

            (k) The Seller has not issued, sold, or otherwise disposed of any of its capital stock, or granted any options, warrants, or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any of its capital stock;

            (l) The Seller has not declared, set aside, or paid any dividend or made any distribution with respect to its capital stock (whether in cash or in kind) or redeemed, purchased, or otherwise acquired any of its capital stock;

            (m) The Seller has not experienced any damage, destruction, or loss (whether or not covered by insurance) to its property, other than damage, destruction or loss that did not, individually or in the aggregate, have a Material Adverse Effect;

            (n) The Seller has not made any loan to, or entered into any other transaction with, any of its directors, officers, and employees, except for the payment of compensation in the Ordinary Course of Business;

            (o) The Seller has not entered into any employment contract or collective bargaining agreement, written or oral, or modified the terms of any existing such contract or agreement outside the Ordinary Course of Business;

            (p) The Seller has not granted any increase in the base compensation of any of its directors, officers, and employees outside the Ordinary Course of Business;

            (q) The Seller has not adopted, amended, modified, or terminated any bonus, profit-sharing, incentive, severance, or other plan, contract, or commitment for the benefit of any of its directors, officers, and employees (or taken any such action with respect to any other Employee Benefit Plan), other than as necessary to comply with applicable law (including Section 401(a) of the Code) and other than in the Ordinary Course of Business;

            (r) The Seller has not made or pledged to make any charitable or other capital contribution outside the Ordinary Course of Business;

            (s) Neither the Seller nor the Shareholder has entered into any agreement or arrangement for the sale of the Business or any part thereof or for the purchase of another business, whether by merger, consolidation, exchange of capital stock or otherwise (other than with respect to this Agreement);

            (t) The Seller has not changed or modified its accounting methods or practice;

            (u) The Seller has not settled, or agreed to settle, any litigation, arbitration or other proceeding; and

            (v) The Seller has not committed to any of the foregoing.

            4.29 Customers and Suppliers. Schedule 4.29 lists, in descending order, those customers of the Seller accounting for at least 5% of annual sales volume in the Seller's most recently completed fiscal year and the top ten suppliers of raw materials or supplies accounting for the largest annual expense to the Seller. The Seller has received no notice, nor do the Seller or the Shareholder have any Knowledge, that (a) any customer of the Seller who accounted for five percent (5%) or more of the Seller's sales during its immediately preceding fiscal year or (b) any supplier to the Seller (if such supplier could not be replaced by the Seller with no material adverse effect to
it), has terminated or will terminate business relations with the Seller.

            4.30 Brokerage. Except as described on Schedule 4.30, neither the Seller nor the Shareholder has incurred, or made commitments for, any brokerage, finders' or similar fee in connection with the transactions contemplated by this Agreement.

            4.31 Affiliate Transactions. Except as described on Schedule 4.31, the Seller: (a) has not had any financial transactions or arrangements (other than payment of regular salary to Affiliates who are employees) with any Affiliate since the Latest Fiscal Year End, and (b) does not have and will not have any present or future obligation to enter into any transaction or arrangement with any Affiliate. Except as described on Schedule 4.31, no Affiliate owns, directly or indirectly, or is a director, member, officer or employee of, or consultant to, any business organization which is a competitor, supplier, or customer of the Seller, nor does any Affiliate own any assets or properties which are used in the Business.

            4.32 Guaranties. The Seller is not a guarantor or otherwise liable for any Liability (including, without limitation, indebtedness) of any other Person.

            4.33 Investment. The Seller (i) understands that the Note has not been, and will not be, registered under the Securities Act, or under any state securities laws, and are being offered and sold in reliance upon federal and state exemptions for transactions not involving any public offering, (ii) is acquiring the Note solely for its own account for investment purposes, and not with a view to the distribution thereof (except to the Shareholder), (iii) is a sophisticated investor with knowledge and experience in business and financial matters, (iv) has received certain information concerning the Buyer and has had the opportunity to obtain additional information as desired in order to evaluate the merits and the risks inherent in holding the Note, (v) is able to bear the economic risk and lack of liquidity inherent in holding the Note and (vi) is an Accredited Investor.

            4.34  Commission  Filings.   The  Shareholder  has  filed  with  the
Commission all reports, registration statements, proxy statements and other filings (including all notes, exhibits and schedules thereto and documents incorporated by reference therein) required to be filed by the Shareholder with the Commission since December 31, 1997 (such reports, registration, statements and other filings, together with any amendments thereto, are sometimes collectively referred to as the "Commission Filings"). The Shareholder has delivered to the Buyer true and complete copies of all Commission Filings within the past year. The Commission Filings and any forms, reports and other documents filed by the Shareholder with the Commission after the date of this Agreement
(a) were or will be prepared in all material respects in accordance with the requirements of the Securities Act and the Exchange Act, as the case may be, and
(b) at the time they were or will be filed with the Commission, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Seller has not ever been required to file any form, report or other document with the Commission. Each of the audited consolidated financial statements and unaudited interim financial statements (including any related notes or schedules) included in the Commission Filings was prepared in accordance with GAAP applied on a consistent basis except as may be indicated therein or in the notes or schedules thereto, and fairly presents the financial position of the Shareholder and its consolidated subsidiaries as at the dates thereof and the results of their operations, cash flows, changes in financial position and changes in stockholders' equity for the periods then ended.

            4.35 Amersham Termination. Neither the Seller nor the Shareholder has received any notices or other communication from Amersham International, p.l.c. challenging the validity of the Seller's termination of that certain agreement dated August 16, 1995 between the Seller and Amersham International, p.l.c.

            4.36 Representations and Warranties True and Correct. The representations and warranties contained herein, and, subject to the following sentence, all other documents, certifications, materials and statements or information given to the Buyer by or on behalf of the

Seller or Shareholder or disclosed in this Agreement, do not include any untrue statement of a material fact or omit to state a material fact required to be stated herein or therein in order to make the statements herein or therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, neither the Seller nor the Shareholder makes any representation, warranty or other assurance that any of the financial information, financial estimates, forecasts or projections contained in that certain Confidential Memorandum, delivered to Promega via facsimile on October 28, 1998 and relating to the Business, will be realized.

                                    ARTICLE V

                          REPRESENTATIONS OF THE BUYER

            In order to induce the Seller and the Shareholder to enter into this Agreement, the Buyer makes the following representations and warranties to the Seller and the Shareholder (which representations and warranties shall survive the Closing to the extent provided in Section 11.4), each of which shall be deemed to be independently material and relied upon by the Seller and the Shareholder, regardless of any investigation made by, or information known to, the Seller and the Shareholder.

            5.1 Ownership, Organization and Qualification. Each of the Buyer and Promega is a corporation duly incorporated and validly existing under the laws of the State of Wisconsin, has filed with the appropriate state agency the most recent annual report required to be filed by it, has not filed articles of dissolution and has a perpetual period of existence. Each of the Buyer and Promega are qualified to transact business as a foreign corporation in the jurisdictions where it is required to be so qualified, except where the failure to be qualified would not result in a material adverse effect on the operations, prospects or condition (financial or otherwise) on Promega.

            5.2 Authorization. Each of the Buyer and Promega (with respect to its obligations under Section 12.2) has all necessary power and authority to enter into and perform the transactions contemplated hereby in accordance with the terms and conditions hereof. The execution and delivery of this Agreement, and the performance by each of the Buyer and Promega of each of its obligations contained herein, have been duly approved by the Buyer's and Promega's Board of Directors. No other corporate authorization of the Buyer or Promega is required for the execution and delivery of this Agreement or the performance by them of their obligations hereunder.

            5.3 Enforceability. Assuming the execution and delivery by the Seller and the Shareholder have been duly authorized, this Agreement and all other agreements of the Buyer and Promega contemplated hereby and, with respect to Promega, its obligations under Section 12.2, are or, upon the execution thereof, will be the valid and binding obligations of each of the Buyer and Promega enforceable against each of the Buyer and Promega, as applicable, in accordance with their terms.

            5.4 Conflicting Obligations. The execution and delivery of this Agreement do not, and the consummation of the sale and purchase of the Purchased Assets will not: (a) conflict with or violate any provisions of the articles of incorporation of each of the Buyer and Promega;

            (b) conflict with or violate any provisions of, or result in the maturation or acceleration of, any obligations under any contract, agreement, instrument, document, lease, license, permit, indenture, or obligation, or any law, statute, ordinance, rule, regulation, code, guideline, order, arbitration award, judgment or decree, to which the Buyer or Promega is subject to or which the Buyer or Promega is a party; or (c) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which the Buyer or Promega is a party or by which it is bound or to which any of the assets of the Buyer or Promega is subject.

            5.5 Litigation. There is no litigation, claim, proceeding or investigation pending, or to the Buyer's Knowledge, threatened, against the Buyer or Promega and relating to their ability to perform their obligations under this Agreement.

            5.6 Brokerage. Neither the Buyer nor Promega has incurred, or made commitment for, any brokerage, finders' or similar fee in connection with the transactions contemplated by this Agreement.

                                   ARTICLE VI

                   COVENANTS OF THE SELLER AND THE SHAREHOLDER

            The Seller and the Shareholder, jointly and severally, covenant and agree with the Buyer as follows:

            6.1 Access. From the date hereof and until the earlier of (i) termination of this Agreement pursuant to Article XII and (ii) the Closing Date, the Buyer and its authorized officers, agents and representatives shall have full access (upon reasonable prior notice) to all properties, Records, Contracts, Tax Returns, management letters, work papers of outside auditors and other documents of the Seller. The Seller and the Shareholder shall cooperate with the Buyer by using reasonable efforts to arrange meetings among the Seller, the Buyer and the Seller's customers and suppliers to meet with and respond to all questions posed by the Buyer concerning the Seller and promptly responding to, and causing the Seller's and the Shareholder's outside auditors, officers and employees promptly to respond to, all questions posed by the Buyer concerning the Seller, the Business, the Purchased Assets, or the condition (financial or otherwise) or prospects of the Seller.

            6.2 Operation of Business. From the date hereof and until the Closing Date, without the express prior written consent of the Buyer, the Seller shall not engage in any practice, take any action or enter into any transaction outside the Ordinary Course of Business. Without limiting the generality of the foregoing, the Seller shall not:

            (a) issue, sell or otherwise dispose of any of its capital stock, or grant any options, warrants or other rights to purchase or obtain (including upon conversion, exchange or exercise) any of its capital stock;

            (b) declare, set aside or pay any dividend or make any distribution with respect to its capital stock (whether in cash or in kind) or redeem, purchase or otherwise acquire any of its capital stock;

            (c) without the prior approval of the Seller, enter into any agreement with Affiliates or any other Person (other than in the Ordinary Course of Business) that cannot be terminated upon thirty (30) days' notice without liability to the Seller and without payment of any cancellation fee or penalty; or

            (d) otherwise engage in any practice, take any action or enter into any transaction of the sort described in Section 4.28.

            6.3 Preservation of Business. From the date hereof and until the Closing Date, the Seller and the Shareholder shall carry on the Business substantially in the Ordinary Course of Business and shall use commercially reasonable efforts to keep the Business intact, including its present relationships with employees, suppliers and customers and others having business relations with it. The Seller shall use commercially reasonable efforts to maintain at all times in inventory quantities of raw materials, finished goods, spare parts and other supplies and materials sufficient to allow the Buyer to continue to operate the Business, after the Closing Date, free from any shortage of such items.

            6.4 Insurance and Maintenance of Property. From the date hereof and until the Closing Date, the Seller shall cause all property owned or leased by it to be insured against all ordinary insurable risks and shall maintain in effect all the Insurance, and shall operate, maintain and repair all of its property in a manner consistent with past practice.

            6.5 Compliance with Laws. From the date hereof and until the Closing Date, the Seller shall comply with all applicable laws, statutes, ordinances, rules, regulations, guidelines, orders, arbitration awards, judgments and decrees applicable to, or binding upon, the Seller or the Business, except where such noncompliance would not have a Material Adverse Effect.

            6.6 Supplemental Disclosure. On the Closing Date, the Seller and the Shareholder shall inform the Buyer in writing of all information, events or actions which, if this Agreement were signed on the Closing Date, would be required to be disclosed on the Schedules in order to make the Seller's and the Shareholder's representations and warranties contained herein true and not misleading. The delivery thereof by the Seller and the Shareholder shall not absolve the Seller or the Shareholder from liability for breach of any representation or warranty which was untrue when made.

            6.7 Fulfill Conditions. The Seller and the Shareholder shall use their best efforts to cause to be fulfilled on or prior to the Closing each of the conditions set forth in Article VIII hereof.

            6.8 Employees. The Seller shall terminate the employment of all of its employees, other than Robert E. Klem.

            6.9 Release of Liens. The Seller shall on or prior to the Closing Date deliver to the


                                      -27

Buyer such documents as are necessary to terminate and release all Liens on the Purchased Assets, except for Permitted Liens, which documents shall be in form and substance acceptable to the Buyer and shall include without limitation, all documents necessary to terminate of record all Liens on the Purchased Assets, except for Permitted Liens.

            6.10 Change of Corporate Name. The Seller and the Shareholder agree to take all action that is necessary to authorize the amendment of the Seller's certificate of incorporation to change the corporate name of the Seller to a name which does not include the words "JBL Scientific" and/or words of similar meaning. At or prior to the Closing, the Seller and the Shareholder shall provide the Buyer with documentation reasonably satisfactory to the Buyer evidencing this amendment.

            6.11 Documents of Transfer. On the Closing Date, the Seller shall duly execute and deliver to the Buyer (i) the Assignment, Bill of Sale and Assumption Agreement and (ii) certificates of title sufficiently endorsed to transfer the Vehicles to the Buyer. Any applicable transfer fee shall be paid by the Seller at the Closing.

            6.12 Nondisclosure and Noncompetition Agreement. On the Closing Date, the Seller, the Shareholder and Robert E. Klem shall execute and deliver to the Buyer the Nondisclosure and Noncompetition Agreement.

            6.13 Other Deliveries. On the Closing Date, the Seller shall deliver to the Buyer the following:

              (a) The resolutions of the Boards of Directors of the Seller and the Shareholder and the Shareholder in its capacity as the sole shareholder of the Seller authorizing and approving the execution and delivery of this Agreement and performance by the Seller and the Shareholder of the transactions contemplated hereby, certified on behalf of the Seller and the Shareholder, as applicable, by an officer of the Seller and the Shareholder, respectively;

              (b) Current Uniform Commercial Code and state, local and federal tax, sales and unemployment compensation tax, judgment, bankruptcy and similar lien searches showing no Liens against the Purchased Assets other than Permitted Liens;

              (c) All consents for the assignment of all Contracts and Permits, which are necessary in order for said Contracts and Permits to be assigned to the Buyer upon their present terms (other than those for which, individually or in the aggregate, would not result in a Material Adverse Effect) and the Seller shall pay all fees, charges and other costs that are required or imposed in connection with obtaining any such consent;

              (d) An affidavit that the Seller is not a "foreign person" within the meaning of Section 1445 of the Code, and stating the Seller's federal taxpayer identification number, in form and substance acceptable to counsel for the Buyer; and

              (e) All other documents reasonably requested by counsel for the Buyer to consummate the transactions herein contemplated.

            6.14 Collection of the  Receivables.  After the Closing,  subject to
Section 7.10, the Buyer shall have full power and authority to collect for its account all Receivables, and to endorse, without recourse to the Seller, in the name of the Seller, any checks or other instruments of payment received on account of payment of any such Receivables. Subject to Section 7.10, if, after the Closing, the Seller receives any payment on account of any such Receivables, the Seller shall transfer and deliver such payment (endorsed where necessary) to the Buyer, promptly after receipt.

            6.15 Exclusive Dealing. Neither the Seller, the Shareholder, nor any of their agents or representatives will take, directly or indirectly, any action to initiate, continue, assist, solicit, negotiate, encourage or accept any offer or inquiry from any Person (a) to engage in any Business Combination, (b) to reach any agreement or understanding (whether or not such agreement or understanding is absolute, revocable, contingent or conditional) for, or otherwise attempt to consummate, any Business Combination or (c) to furnish or cause to be furnished any information with respect to the Seller or its assets to any Person (other than as contemplated in this Agreement) who the Seller or the Shareholder knows or has reason to believe is in the process of considering any Business Combination. For purposes hereof, "Business Combination" means any merger, consolidation or combination to which the Seller is a party, any sale, dividend, split or other disposition of capital stock or other equity interest of the Seller or any sale, dividend or other disposition of all or substantially all of the assets of the Seller.

            6.16 Further Assurances. The Seller and the Shareholder, upon request of the Buyer, shall execute, acknowledge and deliver such other instruments as reasonably may be requested to more effectively transfer the Purchased Assets to the Buyer or to otherwise carry out the terms and conditions of this Agreement.

            6.17 Brokerage. Any brokerage, finders' or similar fee incurred in connection with the transactions contemplated by this Agreement shall be promptly paid by the Seller or the Shareholder.

            6.18 Quality Assurance Agreement. On the Closing Date, the Seller and the Shareholder shall execute and deliver to the Buyer the Quality Assurance Agreement.

            6.19 Intellectual Property Assignments. On the Closing Date, each of the Seller and the Shareholder shall execute and deliver to the Buyer its Intellectual Property Assignment.

            6.20 Lipid License Agreement. On the Closing Date, the Seller and the Shareholder shall execute and deliver to the Buyer the Lipid License Agreement.

            6.21 Biogenex License Agreement. The Seller shall have consummated the transactions contemplated by the Biogenex License Agreement, including, without limitation, the licensing of the Amadite technology to the Seller and any payments required to be made by the Seller has been made.

            6.22 Note. The Note shall be imprinted with a legend substantially in the following form:

            THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR FOR SALE IN CONNECTION WITH, ANY DISTRIBUTION HEREOF WITHIN THE MEANING OF THE SECURITIES ACT OF 1933, AS AMENDED. THE PAYMENT OF PRINCIPAL AND INTEREST ON THIS NOTE IS SUBJECT TO CERTAIN RECOUPMENT PROVISIONS SET FORTH IN THIS NOTE AND AN ASSET PURCHASE AGREEMENT DATED AS OF MARCH 19, 1999 (THE "PURCHASE AGREEMENT") BETWEEN THE BUYER (AS DEFINED BELOW), JBL SCIENTIFIC INCORPORATED AND GENTA INCORPORATED. NOTWITHSTANDING ANY OTHER PROVISIONS CONTAINED HEREIN, NO TRANSFER OF THIS NOTE SHALL BE MADE UNLESS CONDITIONS SPECIFIED IN THE PURCHASE AGREEMENT HAVE BEEN FULFILLED. A COPY OF THE PURCHASE AGREEMENT IS ON FILE AND AVAILABLE FOR INSPECTION AT THE PRINCIPAL OFFICE OF THE BUYER.

The Note shall not be assigned or transferred (other than to the Shareholder) without the express written consent of the Buyer. Each holder desiring to transfer the Note first must furnish the Buyer with (i) a written opinion satisfactory to the Buyer in form and substance from counsel satisfactory to the Buyer by reason of experience to the effect that the holder may transfer the Note as desired without registration under the Securities Act and (ii) a written undertaking executed by the desired transferee satisfactory to the Buyer in form and substance agreeing to be bound by the recoupment provisions and the restrictions on transfer contained herein and therein; provided, that the Seller shall be permitted to transfer the Note to the Shareholder without compliance with clause (i) above.

            6.23 On-Site Contamination. With respect to any further monitoring and possible cleanup of PCE and chloroform contamination at the facility located at 277 Granada Drive, San Luis Obispo, California (that contamination, the "On-Site Contamination"), the Seller shall comply promptly with all directives from the Regional Water Quality Control Board and other Governmental Authorities to remain in material compliance with all Environmental Laws, other than those directives being contested in good faith through appropriate legal proceedings. The Seller shall determine what actions must be taken after the date of this Agreement to ensure such compliance. The Seller shall provide the Buyer with any documents to be submitted to any Governmental Authority, and shall not take any action with respect to the On-Site Contamination without the Buyer's prior consent, which may not be unreasonably withheld and must be promptly provided if it is to be given. The Seller shall bear all costs and expenses incurred in connection with the On-Site Contamination.

            6.24 The Seller's Welfare Plans. Effective as of the end of the day immediately preceding the Closing Date, except as otherwise provided in this
Section 6.24, Hired Employees shall cease to be covered by the Seller's Welfare Plans (as hereinafter defined) except the Seller shall be liable for any vacation pay in excess of four (4) weeks per Hired Employee that has accrued as of the Closing Date. The Seller shall be responsible for all of the following claims under the Seller's Welfare Plans, which shall be deemed to have been "incurred" prior to the Closing Date: (i) under any medical, dental or health plans for any treatment or service actually rendered prior to the Closing Date (but not rendered thereafter), regardless of whether the service or treatment is part of an ongoing course of treatment that commenced prior to the Closing Date; (ii) under any life insurance plans with respect to deaths occurring prior to the Closing Date; and (iii) for any payments or benefits otherwise incurred or arising prior to the Closing Date under any other Seller's Welfare Plan. The Seller shall be responsible for providing all employees of the Business whose employment is terminated by the Seller and who are covered under a "group health plan" (within the meaning of Section 5000(b)(1) of the Code) maintained by the Seller (the "Seller's Group Health Plan"), and the qualified spouses and dependents of these employees, with continuation coverage under the Seller's Group Health Plan to the extent required by the provisions of COBRA as currently set forth in Part 6 of Subtitle B of Title I of ERISA and Section 4980B of the Code, and the implementing regulations promulgated or proposed under any of those laws. The Buyer shall have no obligation to provide, nor any liability for, any benefits of any kind under any of the Seller's Welfare Plans, including, but not limited to, any COBRA benefits under any group health plan of the Seller, except to the extent related to a failure by the Buyer to meet its obligations under Sections 7.8 and 7.13 hereof. For purposes of this Section, the "Seller's Welfare Plans" shall include each "employee welfare benefit plan" (within the meaning of Section 3(1) of ERISA) and each other benefit plan, program, policy or arrangement that is maintained by the Seller, that covers employees of the Seller who are employed by the Seller in connection with the Business, and that is not an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA.

            6.25 The Seller's 401(k) Plan. The Seller maintains the JBL Scientific Savings and Retirement Plan (the "Seller's 401(k) Plan"), a defined contribution profit-sharing plan with a cash or deferred arrangement that is intended to be qualified under Sections 401(a) and 401(k) of the Code. The Seller shall retain sponsorship of the Seller's 401(k) Plan after the Closing Date and neither the Buyer nor any plan maintained by the Buyer shall be entitled to any assets of the Seller's 401(k) Plan. The Buyer shall not assume any responsibility or liability for the Seller's 401(k) Plan, and the Seller and the Seller's 401(k) Plan shall remain solely and entirely responsible for satisfying any and all obligations and liabilities arising under the Seller's 401(k) Plan. The accrued benefits under the Seller's 401(k) Plan of all participants are 100% vested and non-forfeitable.

                                   ARTICLE VII

                             COVENANTS OF THE BUYER

            The Buyer covenants and agrees with the Seller and the Shareholder as follows:

            7.1 Certified Resolutions. On the Closing Date, the Buyer shall deliver to the Seller a copy of the resolutions of the Boards of Directors of the Buyer and Promega, authorizing and approving the execution and delivery of this Agreement and the performance by the Buyer and Promega of the transactions contemplated hereby, as certified on behalf of the Buyer and Promega, as applicable, by an officer of the Buyer and Promega, respectively.

            7.2 Assignment, Bill of Sale and Assumption Agreement. On the Closing Date, the Buyer shall execute and deliver to the Seller the Assignment, Bill of Sale and Assumption Agreement.


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

            7.3 Nondisclosure and Noncompetition Agreement. On the Closing Date, the Buyer shall execute and deliver to the Seller and the Shareholder the Nondisclosure and Noncompetition Agreement.

            7.4 Quality Assurance Agreement. On the Closing Date, the Buyer shall execute and deliver to the Seller and the Shareholder the Quality Assurance Agreement.

            7.5 Lipid License Agreement. On the Closing Date, the Buyer shall execute and deliver to the Shareholder the Lipid License Agreement.

            7.6 Note. On the Closing Date, the Buyer shall execute and deliver to the Seller the Note.

            7.7 Lease. On the Closing Date, the Buyer shall execute and deliver to Granada Associates, LLC the Lease.

            7.8 Employees. On the Closing Date, the Buyer shall offer employment, effective as of the Closing Date, to all full-time and part-time employees of the Seller, other than Robert E. Klem, who are active or on leave for medical or disability reasons or are covered by the Family and Medical Leave Act of 1993, P.L. 103-3, with employee benefits and perquisites which, in the aggregate, are substantially comparable to the employee benefits and perquisites set forth on Schedule 7.8; provided, that each employee shall receive a base salary that is no less favorable than the base salary set forth on Schedule 7.8. Employees of the Seller who accept the Buyer's offers of employment and who become employees of the Buyer as of the Closing Date are referred to herein as "Hired Employees."

            7.9 Preservation of Records. Subject to the following sentence, the Buyer shall at its own expense (a) preserve and keep the Records for a period of five (5) years from the Closing and (b) make the Records and its personnel available to the Seller or the Shareholder at their request. In the event the Buyer wishes to destroy any Records during the time specified above, it shall first give thirty (30) days' prior written notice to the Seller and the Shareholder and the Seller and the Shareholder shall have the right at its option and expense, upon prior written notice given to the Buyer within that thirty (30) day period, to take possession of the records within thirty (30) days after the date of the Seller's notice to the Buyer.

            7.10 Uncollectible Receivables.

            (a) The Buyer shall promptly assign each Receivable to the Seller upon the end of the 120-day period following the Closing Date.

            (b) The Buyer shall afford the Seller and its representatives a reasonable opportunity, during normal business hours, to examine and audit the books and records of the Buyer with respect to the collection of Receivables.

            (c) For purposes of determining the collections on Receivables, any payments received by the Buyer shall be applied against the oldest account owed by the Person making the payment


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

unless that Person indicates to the Buyer that that account is in dispute, in which event the payment shall be applied against the next oldest Receivable.

            (d) The Buyer shall maintain appropriate records with respect to the Receivables and shall act in good faith to collect the Receivables in accordance with the Seller's past practices for the collection of accounts receivable; provided, however, that in no event shall the Buyer be required to institute or threaten litigation or refuse to accept any purchase order.

            (e) All proceeds of any Receivable assigned by the Buyer to the Seller pursuant to Section 7.10(a) that are collected by the Buyer after the date that Receivable was so assigned shall be promptly remitted by the Buyer. The Buyer shall provide to the Seller a copy of such records relating to the Receivables so assigned to the Seller as the Seller may request, such copies to be delivered within ten (10) days after the pertinent Receivable is so assigned or after such request is made, whichever is later.

            7.11 Access to Property. From the Closing Date, the Buyer shall cooperate with the Seller and shall provide the Seller with reasonable access at reasonable times to the facility located at 277 Granada Drive, so that the Seller may oversee any monitoring and cleanup activities with respect to the On-Site Contamination required by the Regional Water Quality Control Board directives. From the Closing Date, the Buyer shall allow the Seller to use Greg Frank for up to fifteen (15) hours each month to assist in the Seller's efforts to comply with all directives, monitoring and clean-up at the facility located at 277 Granada Drive; provided, that each hour Greg Frank spends assisting the Seller shall reduce the Buyer's obligations under the Quality Assurance Agreement by one hour.

            7.12 The Buyer's 401(k) Plan. Promega maintains the Promega Profit Sharing and Salary Deferral Plan (the "Promega 401(k) Plan"), a defined contribution profit-sharing plan with a cash or deferred arrangement that is intended to be qualified under Sections 401(a) and 401(k) of the Code. As of the Closing Date, coverage under the Promega 401(k) Plan shall be extended to all Hired Employees and credit under the Promega 401(k) Plan shall be given to Hired Employees for all their service with the Seller, solely for purposes of eligibility to participate and vesting, to the same extent such service would have been credited if the service had been performed for Promega, and Promega shall cause the Promega 401(k) Plan to be amended, to the extent (if any) necessary, to provide for this crediting of service with the Seller. After the Closing Date, Promega shall permit Hired Employees who are entitled and who elect to receive an eligible rollover distribution from the Seller's 401(k) Plan to direct that the eligible rollover distribution be transferred to the Promega 401(k) Plan in accordance with Section 402(c) of the Code and Promega shall cause the Promega 401(k) Plan to be amended, to the extent (if any) necessary, to permit such transfers.

            The Buyer shall be responsible for all of the following claims under the Buyer's Welfare Plans, which shall be deemed "incurred" on or after the Closing Date: (i) under any medical, dental or health plans for any treatment or service actually rendered on or after (but not rendered before) the Closing Date, regardless of whether the service or treatment is part of an ongoing course of treatment that commenced prior to the Closing Date, (ii) under any life insurance plans with respect to deaths occurring on or after the Closing Date, and (iii) for any payments or benefits incurred on or after the Closing Date under any other Buyer Welfare Plan.


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

            7.13 The Buyer's Welfare Plans. The Buyer shall not assume or continue any of the Seller's Benefit Plans. As of the Closing Date, the Buyer shall provide Hired Employees with employee benefit plans, programs, policies and arrangements (the "Buyer's Welfare Plans") that provide benefits on an aggregate basis which are comparable to the benefits provided to Hired Employees immediately prior to the Closing under the Seller's Welfare Plans. Specifically with respect to medical and other health-related benefits, the Buyer shall provide each Hired Employee (and each such Hired Employee's spouses and dependents) with immediate coverage as of the Closing Date under a "group health plan" (within the meaning of Section 5001(b) of the Code) maintained by the Buyer (the "Buyer's Group Health Plan") that provides benefits and includes terms and conditions which are substantially similar to or better than the benefits provided and terms and conditions included under the Seller's group health plan in which each Hired Employee participated immediately prior to the Closing, and the Buyer shall waive any pre-existing condition exclusions or restrictions with respect to Hired Employees under the Buyer's Group Health Plan to the same extent as coverage is provided under the Seller's Group Health Plan. Each Hired Employee shall receive credit under the Buyer's group health plan for all amounts paid by each Hired Employee in calendar year 1999 under the Seller's group health plan for purposes of any applicable deductibles, co-payments or out-of-pocket maximums. The Buyer shall be solely responsible for providing Hired Employees with any continuation coverage (and shall have sole liability in respect of any failure to provide such continuation coverage) under Section 4980B of the Code or Part 6 of Subtitle B or Title I of ERISA resulting from any "qualifying event" occurring on or after the Closing Date. The Buyer shall grant full credit to Hired Employees, under the Buyer's Welfare Plans that are not group health plans, for service with the Seller (or with a predecessor employer to the extent credited under the corresponding Seller's Welfare Plan) for purposes of (i) satisfying any and all eligibility and participation requirements under the Buyer's Welfare Plans and (ii) determining the amount and duration of any benefits under the Buyer's Welfare Plans to the extent that service or seniority is a consideration in calculating benefits but the Buyer shall not be required to credit any service that would result in a duplication of benefits. The Seller shall have no obligation to provide, nor any liability for, any benefits of any kind to Hired Employees under any of the Buyer's Welfare Plans, including, but not limited to, COBRA benefits under any Buyer's Group Health Plan.

            7.14 Employment Terms and Benefits after the Closing Date. Nothing in this Agreement shall be construed to limit or restrict the Buyer in any way after the Closing Date with respect to (i) the Buyer's conduct of the Business;
(ii) the Buyer's modification or change in the terms of employment (including the termination of employment) of any Hired Employee; and (iii) the Buyer's modification, amendment or termination of any employee benefit plan maintained or contributed to by the Buyer, including but not limited to any of the Buyer's Welfare Plans; provided, however, within ninety (90) days from the Closing Date, no such amendment or modification shall be inconsistent with the requirement that Hired Employees receive immediate coverage under a group health plan pursuant to Section 7.13.

            7.15 Product Liability Claims. If the Buyer successfully asserts a claim against the Seller or the Shareholder with respect to a breach of the representations or warranties contained in Section 4.26, the Buyer shall promptly assign any rights and remedies, under warranty or otherwise, against the manufacturers, vendors or other Persons for any defects in the Purchase Asset giving rise to such claim.


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

            7.16 Minimum Net Book Value. From and after the Closing Date, until the third anniversary of the Closing Date, the Buyer shall not cause its Net Book Value to be more than $500,000 less than the Final Net Book Value, unless Promega agrees to indemnify the Seller and the Shareholder with respect to Assumed Liabilities as set forth in Article XI and to assume the Buyer's obligations under Article XI.

                                  ARTICLE VIII

                  CONDITIONS OF THE BUYER'S OBLIGATION TO CLOSE

            The obligation of the Buyer to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction and fulfillment or waiver, prior to and on the Closing Date, of the following express conditions precedent:

            8.1 Representation and Warranties. The representations and warranties in this Agreement made by the Shareholder and the Seller shall be true and correct in all material respects as of and at the Closing Date with the same force and effect as though said representations and warranties had been again made on the Closing Date, and each of the Seller and the Shareholder shall have furnished the Buyer a certificate to that effect signed on behalf of the Seller and the Shareholder and by an officer of the Seller and the Shareholder, respectively.

            8.2 Performance of Covenants and Obligations. The Shareholder and the Seller shall have performed and complied in all material respects with all of their covenants and obligations under this Agreement which are to be performed or complied with by them prior to or on the Closing Date, and each of the Seller and the Shareholder shall have furnished the Buyer a certificate to that effect signed on behalf of the Shareholder and the Seller and by an officer of the Seller and the Shareholder, respectively.

            8.3 Proceedings and Instruments Satisfactory. All proceedings, corporate or otherwise, to be taken in connection with the transactions contemplated by this Agreement, and all documents incident thereto, shall be satisfactory in form and substance to the Buyer. The Seller shall have made available to the Buyer for examination the originals or true and correct copies of all documents which the Buyer reasonably may request in connection with the transactions contemplated by this Agreement.

            8.4 Adverse Change. From and after the date of this Agreement and until the Closing Date, the Buyer shall have reasonably determined that there has been no event or condition which has resulted in a Material Adverse Effect in the Business. Each of the Seller and the Shareholder shall have furnished with the Buyer a certificate to that effect signed on behalf of the Shareholder and the Seller and by an officer of the Seller and the Shareholder, respectively.

            8.5  No  Litigation.   No  investigation,   suit,  action  or  other
proceeding shall be threatened or pending before any Governmental Authority in which it is sought to restrain, prohibit or obtain


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

damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby.

            8.6 Consents, Approvals, Certifications, Licenses and Permits. All necessary consents, approvals, certifications, licenses and permits with respect to the transaction contemplated hereby, including, without limitation, the transfer of the Purchased Assets to the Buyer, the absence of which would have a Material Adverse Effect.

            8.7 Good Standing Certificates. The Seller and the Shareholder shall have delivered to the Buyer current certificates of good standing relative to the Seller and the Shareholder recently certified by the Secretary of State or other appropriate governmental authority of each state or jurisdiction in which the Seller and the Shareholder, as applicable, are organized or qualified to transact business.

            8.8 Opinion of Counsel. On the Closing Date, the Seller and the Shareholder shall have delivered to the Buyer the legal opinions of Kramer Levin Naftalis & Frankel LLP and Sinsheimer, Schiebelhut & Baggett, the Shareholder's and the Seller's counsel, in substantially the form of Exhibits A-1 and A-2, respectively, attached hereto.

            8.9 Due Diligence. On or prior to March 22, 1999, the Buyer shall have conducted a due diligence investigation and review of the Purchased Assets, the Assumed Liabilities, the Business and all matters pertaining thereto that the Buyer deems relevant and the results of such investigation and review shall be satisfactory to the Buyer in its sole and absolute discretion, including, without limitation, any due diligence investigation relating to the Seller's Intellectual Property and existing Environmental Claims. This Section 8.9 shall terminate on 12:01 a.m. Eastern Time on March 23, 1999.

            8.10 Approval by the Shareholder's Shareholders. A majority of the voting power of the Shareholder's holders of voting securities shall have delivered to the Shareholder a written consent in the form previously delivered to the Buyer.

            8.11 Lease. Granada Associates, LLC shall have entered into the Lease.

                                   ARTICLE IX

                 CONDITIONS TO THE SELLER'S OBLIGATION TO CLOSE

            The obligation of the Seller and the Shareholder to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction and fulfillment or waiver, prior to and on the Closing Date, of the following express conditions precedent:

            9.1 Representations and Warranties. The representations and warranties in this Agreement made by the Buyer and Promega shall be true and correct in all material respects as of and at the Closing Date with the same force and effect as though said representations and warranties had been again made on the Closing Date, and each of the Buyer and Promega shall have furnished the Seller a certificate to that effect signed on behalf of the Buyer and Promega by an officer of the Buyer and Promega, respectively.


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

            9.2 Performance of Covenants and Obligations. The Buyer and Promega shall have performed and complied with all of its covenants and obligations under this Agreement which are to be performed or complied with by it prior to or on the Closing Date, and each of the Buyer and Promega shall have furnished the Seller a certificate to that effect signed on behalf of the Buyer and Promega by an officer of the Buyer and Promega, respectively.

            9.3 Proceedings and Instruments Satisfactory. All proceedings, corporate or otherwise, to be taken in connection with the transactions contemplated by this Agreement, and all documents incident thereto, shall be reasonably satisfactory in form and substance to the Seller; and, the Buyer shall have made available to the Seller for examination the originals or true and correct copies of all documents which the Buyer reasonably may request in connection with the transactions contemplated by this Agreement.

            9.4  No  Litigation.   No  investigation,   suit,  action  or  other
proceeding shall be threatened or pending before any Governmental Authority in which it is sought to restrain, prohibit or obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby.

            9.5 Opinion of Counsel. On the Closing Date, the Buyer and Promega shall have delivered the legal opinion of Michael Best & Friedrich LLP, the Buyer's and Promega's counsel, in substantially the form of Exhibit A-3 attached hereto.

                                    ARTICLE X

                    INDEMNIFICATION BY SELLER AND SHAREHOLDER

            10.1 Indemnification. Notwithstanding the Closing, and regardless of any investigation made by, or on behalf of, the Buyer, or any information known to the Buyer, the Seller and the Shareholder (collectively, the "Indemnitors"), subject to the terms and conditions of this Article X, jointly and severally, indemnify and save the Buyer, its shareholders, officers, directors or employees (collectively, the "Buyer" as used in this Article X) harmless from and against any and all losses, claims, damages, liabilities, costs, expenses or deficiencies including, but not limited to, reasonable attorneys' fees and other costs and expenses, and including simple interest thereon at the Applicable Rate (collectively, "Losses") reasonably incident to proceedings or investigations or the defense or settlement of any claim or claims, incurred by or asserted against the Buyer or the Purchased Assets due to or resulting from any of the following: (a) the inaccuracy or breach of any representation or warranty of the Seller or the Shareholder given in or pursuant to this Agreement; (b) any breach or default in the performance by the Seller or the Shareholder of any of their covenants, obligations or agreements in or pursuant to this Agreement; (c) any liability or obligation of the Seller not expressly assumed by the Buyer pursuant to this Agreement; and (d) the ownership or conduct of the Business or the ownership or use of the Seller's assets at any time prior to the Closing, or any incident, occurrence, condition or claim existing, arising or accruing prior to the Closing and relating to the operation or conduct of the Business or the ownership or use of the Seller's assets (including, without limitation, all Losses due to Environmental Claims, Environmental Releases by any Person prior to the Closing Date) other than any liability or obligation of the Seller expressly assumed by the Buyer pursuant to this Agreement. The foregoing are collectively referred to as "Indemnifiable Damages." The term "Indemnifiable Damages" shall also include an amount of interest on the amount of such Indemnifiable Damages (computed before the application of this sentence), which interest shall be computed at the Applicable Rate in simple interest per annum from the Closing Date and until paid by the Indemnitors.

            10.2 Procedures for Making Claims. If and when the Buyer desires to assert a claim for Indemnifiable Damages against the Indemnitors pursuant to the provisions of this Article X, the Buyer shall deliver to the Indemnitors, reasonably promptly after the Buyer's receipt of a claim or specific and affirmative awareness of a potential claim, a certificate signed by an officer (the "Notice of Claim"): (a) stating that the Buyer has paid or accrued (or intends to pay or accrue) Indemnifiable Damages to which it is entitled to indemnification pursuant to this Article X and the amount thereof (to the extent then known); and (b) specifying to the extent possible (i) the individual items of loss, damage, liability, cost, expense or deficiency included in the amount so stated, (ii) the date each such item was or will be paid or accrued and (iii) the basis upon which Indemnifiable Damages are claimed. If the Indemnitors shall object to such Notice of Claim, the Indemnitors shall simultaneously deliver written notice of objection (the "Notice of Objection") to the Buyer within thirty (30) days after the Buyer's delivery of the Notice of Claim. The Notice of Objection shall set forth the grounds upon which the objection is based and state whether the Indemnitors object to all or only a portion of the matter described in the Notice of Claim. If the Notice of Objection shall not have been so delivered within such thirty (30) day period, all Indemnitors shall be conclusively deemed to have acknowledged the correctness of the claim or claims specified in the Notice of Claim for the full amount thereof, and the Indemnifiable Damages set forth in the Notice of Claim shall be paid to the Buyer, on demand, in cash.


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

            10.3 Participation in Defense of Third Party Claims. If any third party shall assert any claim against the Buyer which, if successful, might result in an obligation of the Indemnitors to pay Indemnifiable Damages and which can be remedied to the reasonable satisfaction of the Buyer by the payment of money damages without further adverse consequence to the Buyer, the Indemnitors, at the sole expense of the Indemnitors, may assume the primary defense thereof with counsel reasonably acceptable to the Buyer, but only if and so long as: (a) the Indemnitors diligently pursue the defense of such claim; and
(b) the Indemnitors acknowledge to the Buyer in writing that the claim, if resolved or settled with an acknowledgement that the Indemnitors have an indemnification claim hereunder, is one for which the Indemnitors are obligated to indemnify the Buyer hereunder. Except with the prior written consent of the Buyer, which shall not be unreasonably withheld, the Indemnitors shall not consent to entry of any judgment, or enter into any settlement, that provides for injunctive or other nonmonetary relief affecting the Buyer or that does not include as an unconditional term thereof the giving by each claimant or plaintiff to the Buyer of a release from all liability with respect to such claim or litigation. If the Indemnitors fail or are unable to so elect to assume the primary defense of any such claim, the Buyer may (but need not) do so, in which event the Buyer may defend, settle or compromise the claim, at the expense and cost of the Indemnitors, in any such manner as the Buyer reasonably deems appropriate; provided, that, except with the prior written consent of the Indemnitors, which shall not be unreasonably withheld, the Buyer shall not consent to entry of any judgment, or enter into any settlement, that provides for injunctive or other nonmonetary relief affecting either of the Indemnitors or that does not include as an unconditional term thereof the giving by each claimant or plaintiff to the Indemnitors of a release from all liability with respect to such claim or litigation.

            10.4   Survival  of   Representations   and   Indemnification.   The
Indemnitor's obligation to pay Indemnifiable Damages arising out of claims described in Sections 10.1(b), (c) and (d) shall survive the Closing of this transaction indefinitely. The representations and warranties contained in
Article IV, and the Indemnitor's obligation to pay Indemnifiable Damages arising out of Section 10.1(a) hereof, shall survive the Closing Date, as follows:

            (a) Fraudulent Breach of Representations; Certain Representations. In the case of a claim based upon the inaccuracy or breach of a representation or warranty which was made fraudulently or with respect to any representation or warranty contained in Sections 4.1, 4.2, 4.3, 4.4(a), 4.5, 4.6 and 4.30, indefinitely;

            (b) Taxes; Environmental. In the case of a claim based upon the inaccuracy or breach of a representation or warranty contained in Sections 4.21 and 4.23, for a period equal to the applicable statute of limitations;

            (c) Inventories. In the case of a claim based upon the inaccuracy or breach of a representation or warranty contained in Section 4.14, until the Closing Balance Sheet has been finalized pursuant to Section 2.2(c)-(d) and any required payment has been made pursuant to Section 2.2(f); and


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

            (d) All Other Claims. In the case of all other claims based upon the inaccuracy or breach of any other representation or warranty contained in
Article IV, for a period commencing on the date hereof and ending three (3) years after the Closing Date.

No claim for recovery of Indemnifiable Damages arising out of Section 10.1 hereof may be asserted by the Buyer after the expiration of the applicable time period described in this Section 10.4; provided, however, that any claim first asserted by the giving of a Notice of Claim within the applicable survival period shall neither be abated nor barred.

            10.5 Limitations on Indemnifiable Damages. Notwithstanding the foregoing, other than Indemnifiable Damages (a) due to fraud or intentional misrepresentation on behalf of the Seller or the Shareholder or (b) arising out of an inaccuracy or breach of any representations or warranty contained in Sections 4.1, 4.2, 4.3, 4.4(a), 4.5, 4.6, 4.21, 4.23 and 4.30, for which there shall be no limitation on the Seller's breach, (x) the maximum amounts of Indemnifiable Damages payable by the Seller and the Shareholder arising under
Section 10.1(a) shall not exceed the Purchase Price and (y) the Buyer shall not be entitled to recover Indemnifiable Damages for any matter described in Section 10.1(a) unless and until the aggregate of all claims for Indemnifiable Damages asserted pursuant to Section 10.1(a) exceeds $25,000.

            10.6 Offset. The Buyer shall be entitled to offset against any obligations owed by the Buyer to the Indemnitors the sum of all Indemnifiable Damages that the Buyer is entitled to pursuant to Article X and all other obligations owed by the Buyer to the Indemnitors under any other agreement, contract or other arrangement. Without limiting the generality of the foregoing, the Buyer shall have the option of recouping all or any part of any Indemnifiable Damages it may suffer (in lieu of seeking any indemnification to which it is entitled under this Article X) by notifying the Seller that the Buyer is reducing the principal amount outstanding under the Note. No offset made by the Buyer pursuant to this Section 10.6 shall constitute a default under any of the Buyer's payment obligations or, even if it is subsequently determined that no Indemnifiable Damages or other obligations were due the Buyer, give rise to any right of acceleration under the Note or any other agreement, contract or understanding on the part of any of the Indemnitors by reason of such offset.

            10.7 Other Indemnification Provisions. The foregoing indemnification provisions are in addition to, and not in derogation of, any statutory, equitable, or common law remedy (including without limitation any such remedy arising under Environmental Law) the Buyer may have with respect to the Seller, the Shareholders or the transactions contemplated by this Agreement. Notwithstanding the foregoing, each of the Buyer and Promega hereby agrees that it will not make, and agrees that its officers, directors or employees will not make, any claim for indemnification against any Person who is or was a director, officer, employee, or agent of any of the Seller, the Shareholder and their Affiliates or was serving at the request of any such entity as a partner, trustee, director, officer, employee, or agent of another entity (each such Person, a "Protected Shareholder Person") (whether such claim is for judgments, damages, penalties, fines, costs, amounts paid in settlement, losses, expenses, or otherwise and whether such claim is pursuant to any statute, charter document, bylaw, agreement, or otherwise) with respect to any action, suit, proceeding, complaint, claim, or demand brought by the Buyer or Promega in connection with the transactions contemplated by this Agreement.

                                   ARTICLE XI

                            INDEMNIFICATION BY BUYER

            11.1 Indemnification. Notwithstanding the Closing, and regardless of any investigation made by, or on behalf of, the Seller or Shareholder, or any information known to the Seller or Shareholder, the Buyer, subject to the terms and conditions of this Article XI, indemnifies and saves the Seller and the Shareholder and their shareholders, officers, directors or employees (collectively, the "Indemnitees") harmless from and against any and all Losses, reasonably incident to proceedings or investigations or the defense or settlement of any claim or claims, incurred by or asserted against the Indemnitees due to: (a) the inaccuracy or breach of any representation or warranty of the Buyer or Promega given in or pursuant to this Agreement; (b) any breach or default in the performance by the Buyer of any of its covenants, obligations or agreements in or pursuant to this Agreement; (c) any Assumed Liabilities; (d) Losses relating to the operations of the Business after the Closing Date, including, without limitation, Losses from Environmental Releases caused by the operations of the Business and Environmental Claims resulting from the operations of the Business after the Closing; and (e) Losses arising from the Buyer's due diligence activities at the Real Estate prior to the Closing, including, without limitation any soil or groundwater testing conducted by or on behalf of the Buyer. The foregoing are collectively referred to as "Seller Indemnifiable Damages." The term "Seller Indemnifiable Damages" shall also include an amount of interest on the amount of such Indemnifiable Damages (computed before the application of this sentence), which interest shall be computed at the Applicable Rate simple interest per annum from the date such Seller Indemnifiable Damages were incurred by the Indemnitees and until paid.

            11.2 Procedures for Making Claims. If and when the Indemnitees desire to assert a claim for Seller Indemnifiable Damages against the Buyer pursuant to the provisions of this Article XI, the Indemnitees shall deliver to the Buyer, reasonably promptly after the Indemnitees' receipt of a claim or awareness of a potential claim, a certificate signed by the Indemnitees (the "Seller Notice of Claim"): (a) stating that the Indemnitees have paid or accrued (or intend to pay or accrue) Seller Indemnifiable Damages to which they are entitled to indemnification pursuant to this Article XI and the amount thereof (to the extent then known); and (b) specifying to the extent possible (i) the individual items of loss, damage, liability, cost, expense or deficiency included in the amount so stated, (ii) the date each such item was or will be paid or accrued and (iii) the basis upon which Seller Indemnifiable Damages are claimed. If the Buyer shall object to such Notice of Claim, the Buyer shall deliver written notice of objection (the "Seller Notice of Objection") to the Indemnitees within thirty (30) days after the Indemnitee's delivery of the Seller Notice of Claims. The Seller Notice of Objection shall set forth the grounds upon which the objection is based and state whether the Buyer objects to all or only a portion of the matter described in the Seller Notice of Claim. If the Seller Notice of Claim shall not have been so delivered within such thirty
(30) day period, the Buyer shall be conclusively deemed to have acknowledged the correctness of the claim or claims specified in the Seller Notice of Claim for the full amount thereof and the Seller Indemnifiable Damages set forth in the Seller Notice of Claim shall be paid to the Indemnitees, on demand, in cash.

            11.3 Participation in Defense of Third Party Claims. If any third party shall assert any claim against the Indemnitees which, if successful, might result in an obligation of the Buyer to pay Seller Indemnifiable Damages, and which can be remedied to the reasonable satisfaction of the Seller by the payment of money damages without further adverse consequences to the Seller, the Buyer, at the sole expense of the Buyer, may assume the primary defense thereof with counsel reasonably acceptable to the Indemnitees, but only if and so long as: (a) the Buyer diligently pursues the defense of such claim; and (b) the Buyer acknowledges to the Indemnitees in writing that the claim, if resolved or settled with an acknowledgement that the Buyer has an indemnification claim hereunder, is one for which the Buyer is obligated to indemnify the Indemnitees hereunder. Except with the prior written consent of the Indemnitees, which shall not be unreasonably withheld, the Buyer shall not consent to entry of any judgment, or enter into any settlement, that provides for injunctive or other nonmonetary relief affecting the Indemnitees or that does not include as an unconditional term thereof the giving by each claimant or plaintiff to the Indemnitees of a release from all liability with respect to such claim or litigation. If the Buyer fails or refuses so to elect to assume the primary defense of any such claim, the Indemnitees may (but need not) do so, in which event the Indemnitees may defend, settle or compromise the claim in any such manner as the Indemnitees reasonably deem appropriate; provided, that except with the prior written consent of the Buyer, which shall not be unreasonably withheld, the Indemnitees shall not consent to entry of any judgment, or enter into any settlement, that provides for injunctive or other nonmonetary relief affecting the Buyer or that does not include as an unconditional term thereof the giving by each claimant or plaintiff to the Buyer of a release from all liability with respect to such claim or litigation.

            11.4 Survival of Indemnification. The Buyer's obligation to pay Seller Indemnifiable Damages arising out of claims described in Section 11.1(b),
(c), (d) and (e) shall survive the Closing of this transaction indefinitely. The representations and warranties contained in Article V and the Buyer's obligations to pay Indemnifiable Damages arising out of Section 11.1(a) shall survive the Closing Date, as follows:

            (a) Fraudulent Breach of Representations; Certain Representations. In the case of a claim based upon the inaccuracy or breach of a representation or warranty which was made fraudulently or with respect to any representation or warranty contained in Sections 5.1, 5.2, 5.3, 5.4(a) and 5.6, indefinitely; and

            (b) All Other Claims. In the case of all other claims based upon the inaccuracy or breach of a representation or warranty contained in Article V, for a period commencing on the date hereof and ending three (3) years after the Closing Date.

No claim for recovery of Indemnifiable Damages arising out of Section 11.1(a) hereof may be asserted by the Indemnitee after the expiration of the applicable time period described in this Section 11.4; provided, however, that any claim first asserted by the giving of a Seller Notice of Claim within the applicable survival period shall neither be abated nor barred.

            11.5 Limitations on Indemnifiable Damages. Notwithstanding the foregoing, other than Seller Indemnifiable Damages (a) due to fraud or intentional misrepresentation on behalf of the Buyer or Promega or (b) arising out of an inaccuracy or breach of any representation or warranty contained in Sections 5.1, 5.2, 5.3, 5.4(a) or 5.6, for which there shall be no limitation,
(x) the
maximum amount of Seller Indemnifiable Damages on the Buyer's or Promega's breach payable by the Buyer arising under Section 11.1(a) shall not exceed the Purchase Price and (y) the Seller shall not be entitled to recover Seller Indemnifiable Damages for any matter described in Section 11.1(a) unless and until the aggregate of all claims for Indemnifiable Damages asserted pursuant to
Section 11.1(a) exceeds $25,000.

            11.6 Offset. The Seller and the Shareholder shall be entitled to offset against any obligations owed by the Seller or the Shareholder to the Buyer or Promega the sum of all Seller Indemnifiable Damages that the Seller or the Shareholder is entitled to pursuant to Article XI and all other obligations owed by the Seller or the Shareholder to the Buyer or Promega under any other agreement, contract or other arrangement. No offset made by the Seller or the Shareholder pursuant to this Section 11.6 shall constitute a default under any of the Seller's or the Shareholder's payment obligations or, even if it is subsequently determined that no Seller Indemnifiable Damages or other obligations were due the Seller or the Shareholder, give rise to any right of acceleration under any other agreement, contract or understanding on the part of the Seller or the Shareholder by reason of such offset.

            11.7 Other Indemnification Provisions. The foregoing indemnification provisions are in addition to, and not in derogation of, any statutory, equitable, or common law remedy the Seller may have with respect to the Buyer or the transactions contemplated by this Agreement. Notwithstanding the foregoing, each of the Seller and the Shareholder hereby agrees that it will not make any claim for indemnification against any Person who is or was a director, officer, employee, or agent of any of the Buyer, Promega and their Affiliates or was serving at the request of any such entity as a partner, trustee, director, officer, employee, or agent of another entity (each such Person, a "Protected Promega Person") (whether such claim is for judgments, damages, penalties, fines, costs, amounts paid in settlement, losses, expenses, or otherwise and whether such claim is pursuant to any statute, charter document, bylaw, agreement, or otherwise) with respect to any action, suit, proceeding, complaint, claim, or demand brought by the Seller against the Buyer or Promega.

                                   ARTICLE XII

                                   TERMINATION

            12.1 Rights to Terminate. This Agreement may be terminated at any time prior to the Closing only as follows:

              (a) by mutual written consent of the Seller, the Shareholder and the Buyer;

              (b) by the Buyer by giving written notice to the Seller and the Shareholder on or before March 22, 1999, if the Buyer is not satisfied with the results of its continuing business, legal and accounting due diligence of the Seller.

              (c) by the Seller and the Shareholder by giving written notice to the Buyer if the Buyer is in breach of any representation, warranty or covenant under this Agreement (and neither the Seller nor the Shareholder are then in breach of any representation, warranty or covenant);

              (d) by the Buyer by giving written notice to the Seller and the Shareholder if the Seller or the Shareholder are in breach of any representation, warranty or covenant under this Agreement (and the Buyer is not then in breach of any representation, warranty or covenant); or

              (e) by either the Buyer or the Seller and the Shareholder by giving written notice to the other parties if the Closing shall not have occurred on or before May 15, 1999.

            Each party's right to termination hereunder is in addition to any of the rights it may have hereunder or otherwise.

            12.2 Effects of Termination. Notwithstanding any other provision of this Agreement, no termination of this Agreement shall release any party of any Liabilities arising hereunder for any pre-termination breaches hereof or intentional misrepresentations made herein.

                                  ARTICLE XIII

                                    GUARANTEE

            13.1 Guarantee by the Shareholder. The Shareholder hereby irrevocably, absolutely and unconditionally guarantees to the Buyer and Promega
(a) the payment of all amounts due and payable by the Seller under this Agreement and each other agreement, document and instrument executed and delivered by the Seller in connection with the transactions contemplated by this Agreement and (b) the performance of all agreements and undertakings of the Seller under this Agreement and each other agreement, document and instrument executed and delivered by the Seller in connection with the transactions contemplated by this Agreement, in each case strictly in accordance with the terms hereof or thereof.

            13.2 Guarantee by Promega. Promega hereby irrevocably, absolutely and unconditionally guarantees to the Seller and the Shareholder the payment of the Purchase Price, including the payment of obligations under the Note, the performance of the Buyer's obligations under Article VII, the Buyer's obligation to consummate the transactions contemplated by this Agreement if the provisions of Article VIII of this Agreement are satisfied, the Buyer's obligations under the Lease and the Buyer's obligations under the Quality Assurance Agreement.

                                   ARTICLE XIV

                                   DEFINITIONS

            14.1 Certain Defined Terms. As used in this Agreement, the following terms shall have the meanings specified in this Section 14.1 unless the context otherwise requires.

            "Adjustment Amount" has the meaning set forth in Section 2.1(a)(ii).

            "Affiliate" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act.

            "Agreement" means this Asset Purchase Agreement, together with all Exhibits and Schedules hereto, as amended, restated, supplemented or otherwise modified from time to time in accordance with the terms hereof.

            "Applicable Rate" means 7% per annum.

            "Assignment, Bill of Sale and Assumption Agreement" means that Assignment, Bill of Sale and Assumption Agreement, dated as of the Closing Date, between the Seller and the Buyer, in substantially the form of Exhibit B attached hereto.

            "Assumed Liabilities" has the meaning set forth in Section 3.1.

            "Benefit Plans" has the meaning set forth in Section 4.25(a).

            "Biogenex License Agreement" means that certain license agreement dated as of January 20, 1999, between the Seller and Biogenex, Inc.

            "Business" has the meaning set forth in the recitals to this Agreement.

            "Business Combination" has the meaning set forth in Section 6.15.

            "Buyer" has the meaning set forth in the first paragraph to this Agreement.

            "Buyer's Accountants" has the meaning set forth in Section 2.2(c).

            "Buyer's  Group  Health  Plan" has the  meaning set forth in Section
7.13.

            "Buyer's  Welfare  Plans" has the  meaning  set forth for in Section
7.13.

            "Closing" has the meaning set forth in Section 1.4.

            "Closing Balance Sheet" has the meaning set forth in Section 2.2(c).

            "Closing Date" has the meaning set forth in Section 1.4.

            "COBRA" has the meaning set forth in Section 4.25(d).

            "Code" means the Internal Revenue Code of 1986, as amended.

            "Commission"   means  the  United  States  Securities  and  Exchange
Commission.

            "Commission Filings" has the meaning set forth in Section 4.35.

            "Contracts" has the meaning set forth in Section 1.2(h).

            "Dispute Accountants" has the meaning set forth in Section 2.2(d).

            "Environmental Claim" means any and all claims, demands, suits, actions, orders, directives, notices of noncompliance or violation, liens, investigations or administrative, regulatory or judicial proceedings by any Person alleging potential liability or responsibility for enforcement, penalties, fines, forfeitures, damages, losses, costs, costs for Remedial Action taken, governmental response costs, natural resource damages, property damages, personal injury or bodily injury arising out of, based on or resulting from: (A) the presence, use, manufacture, processing, distribution, production, generation, handling, transport, storage, disposal, labeling, discharge, release, threatened release, treatment, control or cleanup of any Environmental Material at any location; or (B) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law; or (C) any and all claims by any person or Governmental Authority seeking damages, contribution, indemnification, costs, compensation or injunctive relief resulting from the presence or Environmental Release of any Environmental Material.

            "Environmental Law" means any Legal Requirement which relates to or otherwise imposes liability, obligations, responsibility, or standards with respect to zoning, land use, pollution, or the restoration, repair, remediation or protection of natural resources, human health or the environment (including ambient air, surface water, groundwater, land surface, subsurface soil strata), including without limitation, any Legal Requirement relating to the presence, use, manufacture, processing, distribution, production, generation, handling, transport, storage, disposal, labeling, discharge, release, threatened release, treatment, control or cleanup of any Environmental Material.

            "Environmental   Material"  means:  (A)  any  petroleum   substance,
petroleum product, underground storage tank, underground cistern, radioactive material, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, PCB-containing Material; (B) any Hazardous Substance, Hazardous Material, Hazardous Waste or any other material, substance, chemical, waste, contaminant or pollutant which is now or hereafter defined as or determined to be hazardous, extremely hazardous, toxic, dangerous, restricted, or a nuisance, or words of similar import, under any Environmental Law; (C) any other material, substance, chemical, waste, contaminant, pollutant or exposure to which is now prohibited, limited or regulated by any Governmental Authority or pursuant to any Environmental Law.

            "Environmental Permits" means all permits, licenses, authorizations, certifications, notices, approvals or authorizations under any Environmental Law.

            "Environmental  Release"  shall mean any release,  spill,  emission,
leaking,  injection,  deposit,  disposal,  discharge,   dispersal,  leaching  or
migration into the atmosphere, soil, surface water, groundwater or soil.

            "Equipment" has the meaning set forth in Section 1.2(f).

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

            "Estimated Net Book Value" has the meaning set forth in Section 2.2(a).

            "Excluded Assets" has the meaning set forth in Section 1.3.

            "Excluded Liabilities" has the meaning set forth in Section 3.2.

            "Final Net Book Value" has the meaning set forth in Section 2.2(a).

            "Financial Statements" has the meaning set forth in Section 4.9.

            "First Day" has the meaning set forth in Section 7.13.

            "GAAP" means United States generally accepted accounting principles as in effect from time to time.

            "Granada Leases" means, collectively, that certain Lease dated as of February 27, 1990 between the Seller and Sueldo Associates, a California general partnership, as amended, and that certain Revised and Restated Lease dated as of March 1, 1990 between the Seller and Granada Associates, LLC, a California limited liability company, as amended.

            "Governmental Authority" means the government of the United States of America and any other country, and any state, province, municipality or other governmental unit, or any court, agency, board, bureau, instrumentality, department or commission (including any court or other tribunal) of any of the foregoing.

            "Hazardous Material" means hazardous materials as defined under the regulations adopted pursuant to the Hazardous Materials Transportation Act. Such regulations appear at 49 C.F.R. Part 171, et seq.

            "Hazardous Substance" means hazardous substances as defined under the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. ss.9601, et seq. and under comparable state laws.

            "Hazardous Waste" means hazardous waste as defined under the Resource Conservation and Recovery Act, 42 U.S.C.ss.6901, et seq.ss.144.60, et seq. and other comparable state laws.

            "Hired Employees" has the meaning set forth in Section 7.8.

            "Indemnifiable Damages" has the meaning set forth in Section 10.1.

            "Indemnitees" has the meaning set forth in Section 11.1.

            "Indemnitors" has the meaning set forth in Section 10.1.

            "Insurance" has the meaning set forth in Section 4.16(a).

            "Intellectual  Property" means, with respect to any Person,  any and all United States and foreign intellectual property owned or licensed by that Person, including, without limitation, (i) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications (including international applications), and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (ii) all trademarks, service marks, trade dress, logos, trade names, brand names and corporate names (including, without limitation, in the case of the Seller, the name "JBL Scientific" and all derivatives thereof), together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (iii) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (iv) all mask works and all applications, registrations, and renewals in connection therewith, (v) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (vi) all computer software owned or licensed by the Seller specifically including, but not limited to, software developed by or for the Seller (including data and related documentation), (vii) all other proprietary rights, (viii) all copies and tangible embodiments thereof (in whatever form or medium). Intellectual Property to be assigned includes, without limitation, the Intellectual Property set forth in the Intellectual Property Assignments.

            "Intellectual Property Assignments" means those certain Intellectual Property Assignments dated as of the Closing Date, between the Buyer and (i) the Seller and (ii) the Shareholder, in substantially the forms of Exhibits C-1 and C-2 respectively, as the same may be amended, restated, supplemented or otherwise modified from time to time.

            "Inventories" has the meaning set forth in Section 1.2(b).

            "IRS" means the Internal Revenue Service.

            "Knowledge" means, with respect to the Seller and the Shareholder, the actual knowledge of Kenneth G. Kasses, Thomas G. Burger, Robert E. Klem and Lauren R. Brown after due inquiry.

            "Latest Balance Sheet" means the unaudited balance sheet for the Business dated as of the Latest Balance Sheet Date and attached in Schedule 4.9.

            "Latest  Balance  Sheet  Date" has the  meaning set forth in Section
4.9.

            "Latest Fiscal Year End" has the meaning set forth in Section 4.9.

            "Lease" means that certain Lease Agreement to be entered into as of the Closing Date, between the Buyer and Granada Associates, LLC, containing terms substantially similar to the terms set forth on Exhibit D hereto, as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with its terms.

            "Leased Property" shall mean the Real Estate, as well as any other real estate heretofore owned or used by Seller in the conduct of the Business.

            "Legal Requirement" means any and all statutes, laws, codes, ordinances, regulations, rules, directives, policy, orders, judgments, writs, injunctions, rulings, decrees, bylaws or common law (whether presently in effect or hereinafter enacted, adopted, promulgated or issued) of any Governmental Authority.

            "Liability" means any liability or obligation (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including, without limitation, any liability for Taxes.

            "Lien" means any mortgage, pledge, lien, encumbrance, charge or other security interest of any kind.

            "Lipid License Agreement" means that certain Lipid License Agreement dated as of the Closing Date, between the Shareholder and the Buyer, in substantially the form of Exhibit E attached hereto, as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with its terms, pursuant to which the Buyer grants to the Seller an exclusive, royalty free license to use technology pertaining to cationic lipids described in Attachment E-1 to the Lipid License Agreement.

            "Losses" has the meaning set forth in Section 10.1(a).

            "Material Adverse Effect" means a material adverse effect on the Purchased Assets, operations, prospects or condition (financial or otherwise) of the Business.

            "Net Book Value" has the meaning set forth in Section 2.2(b).

            "Nondisclosure and Noncompetition Agreement" means that certain Consulting and Noncompetition Agreement, dated as of the Closing Date, among the Buyer, the Seller and the Shareholder, in substantially the form of Exhibit F attached hereto, as the same may be amended, restated, supplemented or otherwise modified from time to time.

            "Note" means that certain $1,200,000 promissory note dated as of the Closing Date made by the Buyer in favor of the Seller in substantially the form of Exhibit G hereto, as the same may be amended, restated, supplemented or otherwise modified from time to time.

            "Notice of Claim" has the meaning set forth in Section 10.2.

            "Notice of Objection" has the meaning set forth in Section 10.2.

            "On-Site Contamination" has the meaning set forth in Section 6.23.

            "Operating  Accruals"  means the Assumed  Liabilities  specified  in
Section 3.1(a).

            "Ordinary  Course of Business" means the ordinary course of business
consistent   with  past  practice   (including  with  respect  to  quantity  and
frequency).

            "Owner" has the meaning set forth in the definition of "Subsidiary" set forth in Section 15.1.

            "PCB-containing Material" means polychlorinated biphenyls, including PCB-laden lubricating or hydraulic oils or transformers or other equipment which contain dielectric fluid containing polychlorinated biphenyls.

            "Pension Plan" has the meaning set forth in Section 4.25(a).

            "Permits" has the meaning set forth in Section 1.2(i).

            "Permitted Liens" means (a) any Lien for taxes that are not yet due,
(b) any carrier's, warehouseman's, mechanic's, materialman's, repairman's, landlord's, lessor's or similar statutory lien incidental to the ordinary conduct of the Business or (c) any municipal and zoning ordinance, recorded easement, covenant or restriction that does not prohibit or materially interfere with the present use, or materially affect the present value, of the Business or the Purchased Assets.

            "Person" means an individual, partnership, corporation, limited liability company, firm, enterprise, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

            "Preliminary Purchase Price" has the meaning set forth in Section 2.1(a).

            "Products Liability" has the meaning set forth in Section 4.26.

            "Promega" has the meaning set forth in the fifth paragraph of the recitals to this Agreement.

            "Promega 401(k) Plan" has the meaning set forth in Section 7.12.

            "Protected  Promega  Person"  has the  meaning  set forth in Section
11.7.

            "Protected Shareholder Person" has the meaning set forth in Section 10.7.

            "Purchase Price" has the meaning set forth in Section 2.2(a).

            "Purchased Assets" has the meaning set forth in Section 1.2.

            "Quality Assurance Agreement" means that certain Quality Assurance and Quality Control Agreement, between the Buyer and the Shareholder, in substantially the form of Exhibit H attached hereto, as the same may be amended, restated, supplemented or otherwise modified from time to time.

            "Real Estate" has the meaning set forth in Section 1.2(e).

            "Receivables" has the meaning set forth in Section 1.2(c).

            "Records" means books of account, ledgers, forms, records, documents, files, invoices, lab notebooks, archived batch records, chemical waste disposal records, vendor or supplier lists, plans and other data which are necessary to or desirable for the ownership, use, maintenance or operation of the Business and which are owned or used by any Seller, including, without limitation, all blueprints and specifications, all Tax, personnel, payroll, payroll tax and labor relations records, all environmental control records, environmental impact reports, statements, studies and related documents, handbooks, technical manuals and data, engineering specifications and work papers, all pricing and cost information, all sales records, all accounting and financial records, all sales and use Tax returns, reports, files and records, asset history records and files, all data entry and accounting systems used to conduct the day-to-day operations of the Business, all maintenance and repair records, all correspondence, notices, citations and all other documents received from, sent to or in the Seller's possession in connection with any Governmental Authority (including, without limitation, federal, state, county or regional environmental protection, air or water quality control, occupational health and safety, land use, planning or zoning and any alcohol, beverage or fire prevention authorities), all plans, maps and surveys of the Real Estate, and all plans and designs of buildings, structures, fixtures and equipment.

            "Remedial Action" means any action taken or required to be taken as a result of Environmental Law or by demand of Governmental Authority in response to a known or suspected condition in the environment (including ambient air, surface water, groundwater, land surface or subsurface soil strata), including, without limitation, sampling, investigation, monitoring, remedial action, remediation, removal, response, restoration, repair, replacement, treatment, clean-up and corrective action.

            "Restricted Interests" has the meaning set forth in Section 1.5(a).

            "Securities Act" means the Securities Act of 1993, as amended, including any rules and regulations promulgated thereunder.

            "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended, including any rules and regulations promulgated thereunder.

            "Seller" has the meaning set forth in the first paragraph to this Agreement.

            "Seller Indemnifiable Damages" has the meaning set forth in Section 11.1.

            "Seller Notice of Claim" has the meaning set forth in Section 11.2.

            "Seller Notice of Objection" has the meaning set forth in Section 11.2.

            "Seller Purchased Assets" has the meaning set forth in Section 1.2.

            "Seller's Accountants" has the meaning set forth in Section 2.2(d).

            "Seller's 401(k) Plan" has the meaning set forth in Section 6.25 .

            "Seller's Group Health Plan" has the meaning set forth in Section 6.24.

            "Seller's Welfare Plans" has the meaning set forth in Section 6.24.

            "Shareholder" has the meaning set forth in the first paragraph to this Agreement.

            "Shareholder Purchased Assets" has the meaning set forth in Section 1.2.

            "Subsidiary" means, with respect to any Person (the "Owner") any corporation or other Person of which securities or other interests having the power to elect a majority of that Person's board of directors of similar governing body, or otherwise having the power to direct the business and policies of that Person are held by the Owner or one or more of its Subsidiaries. When used without reference to a particular Person, Subsidiary" means a Subsidiary of the Seller.

            "Tax" means any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security, unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated or other tax of any kind whatsoever, including any interest, penalty or addition thereto, whether disputed or not.

            "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

            "Vehicles" has the meaning set forth in Section 1.2(g).

            14.2 Interpretation. Unless otherwise expressly provided or unless the context requires otherwise, (a) all references in this Agreement to Articles, Sections, Schedules and Exhibits shall mean and refer to Articles, Sections, Schedules and Exhibits of this Agreement; (b) all references to statutes and related regulations shall include all amendments of the same and any successor or replacement statutes and regulations; (c) words using the singular or plural number also shall include the plural and singular number, respectively; (d) references to "hereof," "herein," "hereby" and similar terms shall refer to this entire Agreement (including the Schedules and Exhibits hereto); and (e) references to any Person shall be deemed to mean and include the successors and permitted assigns of such Person (or, in the case of a Governmental Authority, Persons succeeding to the relevant functions of such Person).

            14.3 Other Terms. Except as otherwise specifically provided, each accounting term used herein shall have the meaning given to it under GAAP.


                                   ARTICLE XV

                                  MISCELLANEOUS

            15.1  Survival  of  Representations  and  Warranties.   All  of  the
representations and warranties of the parties contained in this Agreement shall survive the Closing hereunder to the extent provided in Sections 10.4 and 11.4.

            15.2 Benefit and Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto, their heirs, successors, assignees, and beneficiaries in interest; provided, however, that this Agreement may not be assigned by the Seller or the Shareholder without the prior written consent of the Buyer.

            15.3 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York (regardless of such State's conflict of laws principles), and without reference to any rules of construction regarding the party responsible for the drafting hereof.

            15.4 Expenses. Except as otherwise herein provided, all expenses incurred in connection with this Agreement or the transactions herein provided for shall be paid by the party incurring such expenses and costs.

            15.5 Notices. Every notice or other communication required or contemplated by this Agreement must be in writing and sent by one of the following methods: (i) personal delivery, in which case delivery is deemed to occur the day of delivery; (ii) certified or registered mail, postage prepaid, return receipt requested, in which case delivery is deemed to occur the day it is officially recorded by the U.S. Postal Service as delivered to the intended recipient; or (iii) next-day delivery to a U.S. address by recognized overnight delivery service such as Federal Express, in which case delivery is deemed to occur one business day after being sent. In each case, a notice or other communication sent to a party must be directed to the address for that party set forth below, or to another address designated by that party by written notice:

            (a)  If to the Buyer or Promega,

                 or both:                  Promega Corporation
                                           2800 Woods Hollow Road
                                           Madison, WI  53711-5399
                                           Attn:  General Counsel

                 With a copy to:           Tod B. Linstroth, Esq.

                                           Michael Best & Friedrich LLP
                                           One South Pinckney Street
                                           Suite 700
                                           Madison, WI 53703

            (b)  If to the Seller or the
                 Shareholder, or both:     c/o Genta Incorporated
                                           One Ledgemont Center
                                           99 Hayden Avenue, Suite 200
                                           Lexington, MA 02421
                                           Attn:  Kenneth G. Kasses, Ph.D.

                 With a copy to:           Monica Lord, Esq.
                                           Kramer Levin Naftalis & Frankel LLP
                                           919 Third Avenue
                                           New York, NY 10022

            15.6 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, provided that all such counterparts, in the aggregate, shall contain the signatures of all parties hereto.

            15.7  Headings.   All  Section  headings  herein  are  inserted  for
convenience   only  and  shall  not  modify  or  affect  the   construction   or
interpretation of any provision of this Agreement.

            15.8 Amendment, Modification and Waiver. This Agreement may not be modified, amended or supplemented except by mutual written agreement of all the parties hereto. Any party may waive in writing any term or condition contained in this Agreement and intended to be for its benefit; provided, however, that no waiver by any party, whether by conduct or otherwise, in any one or more instances, shall be deemed or construed as a further or continuing waiver of any such term or condition. Each amendment, modification, supplement or waiver shall be in writing signed by the party or the parties to be charged.

            15.9 Entire Agreement. This Agreement and the Exhibits and Schedules attached hereto represent the full and complete agreement of the parties with respect to the subject matter hereof and supersede and replace any prior understandings and agreements among the parties with respect to the subject matter hereof and no provision or document of any kind shall be included in or form a part of such agreement unless signed and delivered to the other party by the parties to be charged.

            15.10 Third-Party Beneficiaries. No third parties are intended to benefit from this Agreement, and no third-party beneficiary rights shall be implied from anything contained in this Agreement, except that each Protected Shareholder Person and each Protected Promega Person is a third-party beneficiary under Sections 10.7 and 11.7, respectively.

            15.11 Publicity. The Buyer and the Seller agree that no publicity announcements or disclosures of any kind concerning the terms of this Agreement or concerning the transactions contemplated hereby shall be made without the mutual consent of the Buyer and the Seller, except to the extent that disclosure is required by law or to accountants, counsel, other professionals and to lenders on a "need to know" basis who similarly agree to maintain the confidentiality of the existence of and terms of the Agreement and the transactions contemplated thereby.

            15.12 Specific Performance. Each of the Buyer, Promega, the Seller and the Shareholder acknowledges and agrees that the other parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Buyer, Promega, the Seller and the Shareholder agrees that the other parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and all agreements and transactions contemplated hereby, and to enforce specifically this Agreement and all agreements and transactions contemplated hereby, and the terms and provisions hereof or thereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the parties and the matter, in addition to any other remedy to which it may be entitled, at law or in equity.

                            [SIGNATURE PAGE FOLLOWS]

                  [Signature Page to Asset Purchase Agreement]

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date and year first above written.

                                              JBL ACQUISITION CORP.

                                              By:_______________________________
                                              Its:______________________________

                                              JBL SCIENTIFIC INCORPORATED

                                              By:_______________________________
                                              Its:______________________________

                                              GENTA INCORPORATED

                                              By:_______________________________
                                              Its:______________________________

            Promega Corporation hereby executes this Agreement to confirm its obligations under Section 13.2 of this Agreement.

                                              PROMEGA CORPORATION

                                              By:_______________________________
                                              Its:______________________________

                                   EXHIBIT A-1

         [Form of Legal Opinion of Kramer Levin Naftalis & Frankel LLP]



                                      A-1-1

                                   EXHIBIT A-2

          [Form of Legal Opinion of Sinsheimer, Schiebelhut & Baggett]


                                      A-2-1

                                   EXHIBIT A-3

             [Form of Legal Opinion of Michael Best & Friedrich LLP]




                                      A-3-1

                                    EXHIBIT B

           [Form of Assignment, Bill of Sale and Assumption Agreement]

                                   EXHIBIT C-1

                [Form of Seller Intellectual Property Assignment]




                                      C-1-1

                                   EXHIBIT C-2

             [Form of Shareholder Intellectual Property Assignment]




                                      C-2-1

                                    EXHIBIT D

                            [Summary of Lease Terms]

                                    EXHIBIT E

                        [Form of Lipid License Agreement]

                                    EXHIBIT F

              [Form of Nondisclosure and Noncompetition Agreement]

                                    EXHIBIT G

                                 [Form of Note]

                                    EXHIBIT H

                      [Form of Quality Assurance Agreement]



                                       H-1